UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Oclaro, Inc.
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OCLARO, INC.
2560 Junction Avenue
San Jose, California 95134
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 10, 2015
To the Stockholders of Oclaro, Inc.:
The annual meeting of stockholders of Oclaro, Inc., a Delaware corporation (Oclaro, we, us or our), will be held on Tuesday, November 10, 2015, at 8:00 a.m., local time, at our corporate headquarters, 2560 Junction Avenue, San Jose, California, for the purpose of considering and voting upon the following matters:

1.	To elect Marissa Peterson and Greg Dougherty as Class II directors to serve three-year terms and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.
To approve the issuance of shares of our common stock upon conversion of up to $65 million in aggregate principal amount of our 6.00% Convertible Senior Notes due 2020 issued in a private placement on February 19, 2015 in accordance with the terms of the Notes and the Indenture;

3.	To approve an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of our common stock;

4.	To approve an amendment to the Fifth Amended and Restated 2001 Long-Term Stock Incentive Plan;

5.	To approve the Amended and Restated Variable Pay Program;

6.	To approve the advisory resolution approving the compensation of our named executive officers; and

7.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.
The stockholders will also act on such other business as may properly come before the annual meeting, including any postponements or adjournments thereof. Our board of directors has no knowledge of any other business to be transacted at the annual meeting.
The proxy statement accompanying this notice describes each of these items of business in detail. We are enclosing a copy of our Annual Report on Form 10-K for the fiscal year ended June 27, 2015 with the proxy statement that accompanies this notice of meeting. The Annual Report on Form 10-K for the fiscal year ended June 27, 2015 contains consolidated financial statements and other information of interest to you. Holders of     our common stock at the close of business on September 11, 2015 are entitled to receive this notice and to vote at the annual meeting or any adjournment thereof.
YOUR VOTE IS VERY IMPORTANT. We encourage you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we urge you to vote your shares over the Internet or by telephone as provided in the instructions set forth on the proxy card, or complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,

Marissa Peterson
Chairman of the Board of Directors

September 21, 2015

OCLARO, INC.
Proxy Statement for the Annual Meeting of Stockholders

Page
Proxy Statement for the Annual Meeting of Stockholders	1
Voting Your Shares and Revocation of Proxies	1
Attendance at the Annual Meeting	3
Stockholders Entitled to Vote	3
Votes Required	3
Security Ownership of Certain Beneficial Owners and Management	4
PROPOSAL 1 - ELECTION OF CLASS II DIRECTORS	7
Compensation Committee Report	13
Executive Compensation — Compensation Discussion and Analysis	14
Compensation Committee Interlocks and Insider Participation	33
Corporate Governance	33
PROPOSAL 2 - APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK UPON CONVERSION OF UP TO $65 MILLION IN AGGREGATE PRINCIPAL AMOUNT OF OUR 6.00% CONVERTIBLE SENIOR NOTES DUE 2020 ISSUED IN A PRIVATE PLACEMENT ON FEBRUARY 19, 2015 IN ACCORDANCE WITH THE TERMS OF THE NOTES AND THE INDENTURE	40
PROPOSAL 3 - APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK	42
PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO THE FIFTH AMENDED AND RESTATED 2001 LONG-TERM STOCK INCENTIVE PLAN	45
PROPOSAL 5 - APPROVAL OF THE ADOPTION OF THE AMENDED AND RESTATED VARIABLE PAY PROGRAM	52
PROPOSAL 6 - APPROVAL OF THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	55
PROPOSAL 7 - RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	56
Audit Matters	57
Audit Committee Report	58
Pre-Approval Policies and Procedures	58
Stockholder Proposals for 2016 Annual Meeting	59
Householding of Proxy Statement	59
Financial Statements Available; Incorporation by Reference	59
Other Matters	60

i

OCLARO, INC.
Proxy Statement for the Annual Meeting of Stockholders
To Be Held on November 10, 2015
This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors (the Board) for the 2015 annual meeting of stockholders (the Annual Meeting) to be held on Tuesday, November 10, 2015 at 8:00 a.m., local time, at our corporate headquarters, 2560 Junction Avenue, San Jose, California, including any postponements or adjournments thereof. The notice of the Annual Meeting, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended June 27, 2015 (the 2015 Annual Report), which includes our audited financial statements for the fiscal year ended June 27, 2015 (fiscal year 2015), and the enclosed proxy card are first being mailed to stockholders on or about September 21, 2015.
We have elected to provide access to our proxy materials over the Internet. Accordingly, on or about September 21, 2015, we are sending a Notice Regarding the Availability of Proxy Materials (Notice) to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice.
Important Notice Regarding the Availability of Proxy Materials for the
2015 Annual Meeting of Stockholders to be Held on November 10, 2015
This proxy statement and our 2015 Annual Report are available for viewing, printing and downloading at www.proxyvote.com.
You can also find this proxy statement and our 2015 Annual Report on the Internet at our website at www.oclaro.com or through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a copy of our 2015 Annual Report, as filed with the Securities and Exchange Commission (which we sometimes refer to herein as the Commission) without charge as provided in the Notice or upon written request to Oclaro, Inc., 2560 Junction Avenue, San Jose, California, 95134, Attn: Stock Administrator. We will provide the 2015 Annual Report without exhibits unless you specify in writing that you are requesting copies of the exhibits.
Certain documents referenced in this proxy statement are available on our website at www.oclaro.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.
Voting Your Shares and Revocation of Proxies
You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy.
The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares of common stock in “street name," which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or nominee that includes instructions on how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker, bank or nominee by following the instructions on the Notice provided by your broker, bank or nominee.
The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on November 9, 2015. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Your vote is very important. You should submit your proxy even if you plan to attend the Annual Meeting in person.
All shares held by stockholders who are entitled to vote and who are represented at the Annual Meeting by properly submitted proxies received before the polls are closed at the Annual Meeting will be voted in accordance with the instructions indicated on the proxy card, unless such proxy is properly revoked prior to the vote being taken on the matter submitted to the stockholders at the Annual Meeting.
A proxy may be revoked and your vote changed in advance of the Annual Meeting. If you are a stockholder of record, you can change your vote and revoke your proxy at any time before the vote is taken at the Annual Meeting by doing any one of the following:

•	filing with our corporate secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly executing a later dated proxy relating to the same shares and delivering it to our corporate secretary before the taking of the vote;

•	accessing the Internet and following the instructions for voting by Internet that appear on the enclosed proxy card;

•	following the instructions that appear on the enclosed proxy card for voting by telephone; or

•	attending the Annual Meeting and voting in person. Attendance at the Annual Meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.
Any written notice of revocation or subsequent proxy should be sent to us at the following address: Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary. If your shares are held in street name, you must follow the instructions of your broker, bank or nominee to revoke a previously given proxy.
If a proxy card does not specify how the proxy is to be voted with respect to:

•	the election of the two nominated Class II directors for a three year term, the shares will be voted “FOR” the election of the two nominated Class II directors;

•
the approval of the issuance of shares of our common stock upon conversion of up to $65 million in aggregate principal amount of our 6.00% Convertible Senior Notes due 2020 issued in a private placement on February 19, 2015 in accordance with the terms of the Notes and the Indenture, the shares will be voted “FOR” the approval of such issuance;

•	the approval of an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, the shares will be voted “FOR” the approval of the amendment;

•	the approval of an amendment to the Fifth Amended and Restated 2001 Long-Term Stock Incentive Plan, the shares will be voted “FOR” the approval of the amendment;

•	the approval of the adoption of the Amended and Restated Variable Pay Program, the shares will be voted “FOR” the approval of the adoption of the Amended and Restated Variable Pay Program;

•
the approval of the advisory resolution approving the compensation of our named executive officers, the shares will be voted “FOR” the approval of the advisory resolution approving the compensation of our named executive officers; and

•
the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year, the shares will be voted “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.

By submitting a proxy (whether by telephone, over the Internet or by signing a proxy card), you are conferring discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. The Board does not know of any other matters that may come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, including consideration of a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies), the persons named in the proxy will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.

If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card you receive.
Attendance at the Annual Meeting
Only holders of our common stock as of the record date for the Annual Meeting, their proxy holders, and guests we may invite may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and photo identification to the Annual Meeting. For example, you could bring an account statement showing that you beneficially owned shares of our common stock as of the record date as acceptable proof of ownership. You must also contact your broker and follow their instructions in order to vote your shares at the Annual Meeting. You may not vote your shares at the Annual Meeting unless you have first followed the procedures outlined by your broker.
Stockholders Entitled to Vote
The Board fixed September 11, 2015 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. On September 11, 2015, there were [___________] shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the Annual Meeting.
A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and at our corporate headquarters during regular business hours for a period of no less than ten days prior to the Annual Meeting.
Votes Required
The holders of at least a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock present in person or represented by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the Annual Meeting. If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares for which it is the holder of record at the Annual Meeting, the shares will still be counted in determining whether a quorum is present.
Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of matters which are “non-routine,” without specific instructions from the beneficial owner. We believe that the proposals to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year and to amend the Restated Certificate of Incorporation to increase the number of authorized shares of our common stock are considered to be “routine” matters. Accordingly, we do not expect “broker non-votes” on these proposals. The other proposals to be voted on at the Annual Meeting are not considered routine matters, and without your instruction, your broker cannot vote your shares. Accordingly, we expect “broker non-votes” on these proposals.
If the shares you own are held in “street name,” the bank, brokerage firm or nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions that your bank, brokerage firm or nominee provides you. If you desire to vote your shares held in “street name” at the Annual Meeting by proxy, you will need to obtain a proxy card from the holder of record.

On all matters, each share has one vote. We have a majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected as of the tenth day preceding the date we first mail our notice of meeting for the Annual Meeting. Under this voting standard, each nominee for the two director seats must be elected by the affirmative vote of the majority of the votes cast by stockholders for that nominee (meaning the number of shares voted “for” a nominee’s election must exceed the number of shares voted “against” such nominee’s election). With respect to the proposal regarding the election of our directors, neither “broker non-votes” nor abstentions are counted as a vote cast either “for” or “against” that nominee’s election. It is the policy of the Board that incumbent director nominees, such as the two directors nominated for re-election at the Annual Meeting, must submit to the Chairman of the Nominating and Corporate Governance Committee of the Board or, in the case of such Chairman, to the Chairman of the Board, an advance irrevocable resignation that is conditioned upon (i) the director’s failure to receive the affirmative vote of the majority of the votes cast by stockholders for that director in an uncontested election, and (ii) the Board’s acceptance of such resignation. Each of Greg

Dougherty and Marissa Peterson has submitted a conditional irrevocable resignation to the Chairman of the Nominating and Corporate Governance Committee of the Board in accordance with the Board’s policy.

For the proposal to amend the Restated Certificate of Incorporation to be approved, our Restated Certificate requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting. “Broker non-votes,” if any, and abstentions have the same effect as votes “AGAINST” this proposal.

For the other proposals to be approved, our by-laws require the affirmative vote of the holders of a majority in voting power of the shares of our common stock as of the record date that are present in person or represented by proxy and voting on such matters. “Broker non-votes” and abstentions are not included in the tabulation of the voting results and, accordingly, they do not have the effect of votes “AGAINST” such proposals.
Security Ownership of Certain Beneficial Owners and Management
The following table shows the number of shares of our common stock beneficially owned as of September 1, 2015 by each entity or person who is known to us to own five percent or more of our common stock, each director, each executive officer listed in the Fiscal Year 2015 Summary Compensation Table below, and all directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the Commission. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of our common stock issuable pursuant to options to purchase or other rights to acquire shares of common stock that are exercisable within 60 days of September 1, 2015 are deemed to be beneficially owned by the person holding such options or rights for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 110,148,368 shares of our common stock outstanding as of September 1, 2015. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
The address of each of our executive officers and directors is c/o Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134.

Beneficial Owner	Number of Shares	Percentage of Total
5% Stockholders
Soros Fund Management, LLC (1) 888 Seventh Avenue, 33rdFloor New York, NY 10106	12,051,281	10.9%
Hitachi, Ltd. (2) 6-6 Marunouchi 1-chome, Chiyoda-ku Tokyo 100-8280, Japan	11,900,000	10.8%
Kopp Investment Advisors, LLC and affiliated persons (3) 8400 Normandale Lake Boulevard, Suite 1450 Bloomington, MN. 55437	10,768,344	9.8%
DNB Asset Management AS (4) Dronning Aufemias Gate 30, Bygg M-12N 0191 Oslo, Norway	6,130,335	5.6%
BlackRock, Inc. (5) 55 East 52nd Street New York, NY 10022	5,951,207	5.4%
Named Executive Officers and Directors
Greg Dougherty (6)	568,787	*
Pete Mangan (7)	158,485	*
Yves LeMaitre (8)	181,598	*
Jim Haynes (9)	318,960	*
Adam Carter (10)	107,011	*
Lori Holland (11)	199,248	*
Joel A. Smith, III (12)	199,083	*
Edward Collins (13)	279,248	*
William L. Smith (14)	183,141	*
Kendall Cowan (15)	177,720	*
Marissa Peterson (16)	168,584	*
All executive officers and directors as a group (14 persons) (17)	2,541,865	2.3%

*	less than 1%

(1)
This and the following information is based on a Schedule 13G filed with the Commission on February 23, 2015 by Soros Fund Management, LLC (SFM LLC), George Soros and Robert Soros and may not be current as of September 1, 2015. The Schedule 13G indicates that it relates to shares held for the account of Quantum Partners LP, a Cayman Islands limited partnership (Quantum Partners). SFM LLC serves as principal investment manager to Quantum Partners. As such, SFM LLC has been granted investment discretion over portfolio investments, including the shares, held for the account of Quantum Partners. George Soros serves as Chairman of SFM LLC and Robert Soros serves as President and Deputy Chairman of SFM LLC. The Schedule 13G indicates that SFM LLC has sole power to vote or direct the vote, and to dispose or direct the disposition of, these shares and that George Soros and Robert Soros have shared power to vote or direct the vote, and to dispose or direct the disposition of, these shares. These shares comprise shares of common stock issuable upon conversion of our 6.00% convertible senior notes due 2020 within 60 days of September 1, 2015.

(2)	This information is based on a Schedule 13G filed with the Commission on February 12, 2014 by Hitachi, Ltd., and may not be current as of September 1, 2015.

(3)
The number of shares listed is based on a Schedule 13F-HR filed with the Commission on August 14, 2015. The Schedule 13F-HR indicates that Kopp Investment Advisors, LLC has sole voting authority over 10,688,359 of these shares and no voting authority over 79,985 of these shares. The following information is based on a Schedule 13D/A filed with the Commission on September 20, 2013 by Kopp Investment Advisors, LLC, or KIA. KIA is the beneficial owner of 8,592,517 shares of our common stock owned by KIA’s clients and held in discretionary accounts managed by KIA. Kopp Holding Company, LLC is the parent of KIA and indirect beneficial owner of the shares beneficially owned by KIA. LeRoy C. Kopp may be deemed to beneficially own a total of 8,724,242 shares, including the shares indirectly beneficially owned by Kopp Holding Company (by virtue of his position as the control person of Kopp Holding Company), shares held in the

Kopp Family Foundation, a 501(c)(3) corporation for which he serves as a director, and shares held in his wife’s individual retirement account. KIA, Kopp Holding Company and Mr. Kopp may each be deemed to have shared voting power and shared dispositive power with respect to 8,592,517 and 5,317,242 shares of our common stock, respectively. Mr. Kopp has the sole power to dispose of 3,407,000 shares. This information may not be current as of September 1, 2015.

(4)
The number of shares listed is based on a Schedule 13F-HR filed with the Commission on July 7, 2015 by DNB. The Schedule 13F-HR indicates that DNB has shared voting authority over these shares. This information may not be current as of September 1, 2015. The following information is based on a Schedule 13G/A filed with the Commission on February 4, 2015 by DNB.  DNB is the beneficial owner of 8,463,315 shares of our common stock. DNB is the investment manager of a number of funds and managed accounts and is deemed to be interested in voting rights in the Company by virtue of the investment management relationship. The Schedule 13G/A indicates that DNB has sole power to vote or direct the vote over these shares and sole power to dispose or direct the disposition of these shares. This information may not be current as of September 1, 2015.

(5)
This information is based on a Schedule 13G filed with the Commission on February 3, 2015 by BlackRock, Inc., and may not be current as of September 1, 2015. The Schedule 13G indicates that BlackRock, Inc. has sole power to vote or direct the vote over 5,851,871 of these shares and sole power to dispose or direct the disposition of 5,951,207 of these shares.

(6)	Represents 532,886 shares beneficially owned by Mr. Dougherty and 35,901 shares issuable pursuant to options exercisable within 60 days of September 1, 2015.

(7)	Represents 122,235 shares beneficially owned by Mr. Mangan and 36,250 shares issuable pursuant to options exercisable within 60 days of September 1, 2015.

(8)	Represents shares 99,771 beneficially owned by Mr. LeMaitre and 81,827 shares issuable pursuant to options exercisable within 60 days of September 1, 2015.

(9)	Represents 92,658 shares beneficially owned by Mr. Haynes and 226,302 shares issuable pursuant to options exercisable within 60 days of September 1, 2015.

(10)	Represents 77,845 shares beneficially owned by Dr. Carter and 29,166 shares issuable pursuant to options exercisable within 60 days of September 1, 2015

(11)	Represents 158,469 shares beneficially owned by Ms. Holland and 40,779 shares issuable pursuant to options exercisable within 60 days of September 1, 2015.

(12)
Represents 161,735 shares beneficially owned by Mr. Smith individually, 86 shares beneficially owned by his spouse and 37,348 shares issuable pursuant to options exercisable within 60 days of September 1, 2015.

(13)
Represents 95,738 shares beneficially owned by Mr. Collins, 77,731 held in trust, 70,000 shares owned by his spouse and 35,779 shares issuable pursuant to options exercisable within 60 days of September 1, 2015.

(14)	Represents 183,141 shares beneficially owned by Mr. Smith.

(15)	Represents 177,720 shares beneficially owned by Mr. Cowan.

(16)	Represents 151,538 shares beneficially owned by Ms. Peterson and 17,046 shares issuable pursuant to options exercisable within 60 days of September 1, 2015.

(17)	Includes 69,270 shares issuable pursuant to options exercisable within 60 days of September 1, 2015 held by our executive officers not listed in the table.
Forward-Looking Statements
This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those set forth in the statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements involve significant risks and uncertainties, including those mentioned in the risk factors in our Annual Report on Form 10-K for the year ended June 27, 2015 filed with the SEC, and actual results may vary materially.

PROPOSAL I
ELECTION OF CLASS II DIRECTORS
We have three classes of directors, currently consisting of three Class I directors, two Class II directors and two Class III directors. The Class I, Class II and Class III directors serve until the annual meeting of stockholders to be held in 2017, 2015, and 2016, respectively, or until their respective successors are elected and qualified. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Greg Dougherty and Marissa Peterson are each currently serving as Class II directors.
Upon the recommendation of our nominating and corporate governance committee, the Board has nominated Mr. Dougherty and Ms. Peterson for re-election to serve as Class II directors (the Nominees). If the Nominees are elected this year, they will be elected to serve as members of the Board until the 2018 annual meeting of stockholders, or until their successors are elected and qualified. The Nominees have each indicated their willingness to serve on the Board, if elected; however, if any of them should be unable to serve, the person empowered to act pursuant to a validly submitted proxy may vote the proxy for a substitute nominee designated by the Board. The Board has no reason to believe that any of the Nominees would be unable to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named above.
For each member of the Board and person nominated to become a director there follows information given by each concerning his or her principal occupation and business experience for at least the past five years, the names of other public reporting companies of which he or she serves, or has during the past five years served, as a director and his or her age and length of service as one of our directors. In addition, for each director and person nominated to become a director, there follows information regarding the specific experience, qualifications, attributes or skills that led to the conclusion of the Board that the person should serve as a director. There are no family relationships among any of our directors and executive officers. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. Other than as disclosed in the registration statement on Form S-4 (File No. 333-181254) filed by us with the Commission relating to the appointment of former Opnext directors to the Board in connection with our acquisition of Opnext, no arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.
Board Recommendation
The Board believes that the election of Greg Dougherty and Marissa Peterson to serve as Class II directors is in the best interest of Oclaro and our stockholders and, therefore, unanimously recommends that the stockholders vote “FOR” the election of the Nominees.
Class I Directors — Terms Expiring 2017
Edward Collins, 72, has served as a director of Oclaro since May 2008. From 1995 to 2014, Mr. Collins served as the Managing Director and a Partner at ChinaVest Group, a private equity group investing in China. In connection with the winding up of ChinaVest V, LP, he was Chairman and CEO of Phoenix Liquidation, Inc. From 2012 to March 2015, Mr. Collins was Senior Counsel with the international law firm White and Case.  From 2007 to 2010, Mr. Collins served as Chairman, and is currently a director, of California Bank of Commerce. From 1999 to 2011 he served as chairman of the audit committee of TFC - the Taiwan Greater China Fund, listed on the NYSE, and was a director and chairman of the audit committee of the successor to TFC, the Shelton Greater China Fund, until 2012. Since 2009, Mr. Collins has served as non-executive Chairman of Branded Spirits, Ltd., a privately held company that sells branded spirits.  He served as non-executive Chairman of MedioStream, Inc., a software company,  from 2001 to 2014.  From 1988 to 1994, Mr. Collins was a partner at the law firm of McCutchen, Doyle, Brown, & Enersen, where he was responsible for the Greater China practice. He has served as counsel to various investment groups, banks and manufacturing companies in Hong Kong and Taiwan, and is a member of the State Bar of California.  With his many years of experience in the private equity industry, Mr. Collins brings to our Board in-depth knowledge of finance and strategic investment strategy. Mr. Collins’ experience and training as a practicing attorney also enables him to bring valuable insights to the Board, including his thorough understanding of the legal risk of our business. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Collins should serve as a director.
Lori Holland, 57, has served as a director of Oclaro since September 2004. Ms. Holland previously served as a director of Oclaro’s predecessor, Bookham Technology plc, from April 1999 until September 2004. Ms. Holland has more than 25 years of experience in senior finance leadership roles with high-technology companies and has been an independent financial consultant since 2003. She served as the CFO of Read-Rite Corporation, a publicly-traded supplier of magnetic recording heads, from 1990 to 1995. She also served as the CFO of technology companies NeoMagic Corporation from 1995 to 1996 and Zaffire, Inc. from 1999 to 2000. Ms. Holland served as a director and audit committee member of Credence Systems Corporation, a publicly-traded test equipment supplier, from September 2004 until August 2008 when Credence merged with LTX Corporation. Ms. Holland served as a director, audit committee member and nominating and corporate governance committee member of LTX-Credence Corporation with service ending December 2011. From June 2005 to December 2006, Ms. Holland served on the Board of Directors of WiderThan, a Korean company listed on the NASDAQ National Market. Ms. Holland also served as a director and chair of the audit committee, and was a member of the nominating and governance and compensation committees of Apache Design Solutions from January 2011 through July 2011, when the company was sold to Ansys and the entire Apache Board resigned. Ms. Holland earned a bachelor’s degree in economics from California Polytechnic State University and completed the Stanford Executive MBA program in 1993. Ms. Holland brings significant financial management and financial disclosure experience, as well as significant knowledge of our history and experiences to the Board. Ms. Holland brings to the Board her extensive knowledge in the areas of accounting, financial reporting and controls, and experience as a leader of several technology companies. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Ms. Holland should serve as a director.
William L. Smith, 58, has served as a director of Oclaro since July 2012. Prior to Oclaro, Mr. Smith served on Opnext’s Board of Directors from April 2009 to July 2012. Mr. Smith has been at AT&T since February 1979, and since September 2014 has served as President, AT&T Technology Operations, where he is responsible for all network-related operations across AT&T’s global service footprint, including network planning and engineering, AT&T’s global network operations center, mobility and wireline central offices, undersea cable infrastructure, construction and engineering with wireless field operations, core installation and maintenance, U-verse field operations and customer care centers. From January 2010 to September 2014, Mr. Smith was President, AT&T Network Operations. From March 2008 to December 2009, Mr. Smith was President, Local Network Operations at AT&T, where he was responsible for all local network-related operations across AT&T’s domestic footprint. From October 2007 to March 2008, Mr. Smith was AT&T’s Executive Vice President — Shared Services, in charge of mass market and enterprise operations, corporate real estate, procurement, regional wireline planning, and business planning and integration, and from January 2007 to October 2007 he served as AT&T’s Senior Vice President of Network Operations in the Southeast. Before AT&T’s acquisition of BellSouth Corporation in December 2006, Mr. Smith served as Chief Technology Officer for BellSouth from 2001 until December 2006, responsible for setting the overall technology direction for BellSouth’s core infrastructure. In that position, he was responsible for network and operations technology, internet protocol applications, next generation strategy, and BellSouth Entertainment, LLC. Mr. Smith graduated with honors from North Carolina State University at Raleigh in 1979. He is the former chairman of the board of the Make a Wish Foundation of Georgia and Alabama and has served on several other non-profit boards. With Mr. Smith’s previous service as a director of Opnext, he brings to the Board extensive knowledge of our business, operations, products and industry. In addition, his more than three decades of service in various management and executive positions at a large, international telecommunications company enables Mr. Smith to make a significant contribution in his role as director, especially with respect to the operational and strategic issues we encounter. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Smith should serve as a director.
Class II Directors — Nominees for Election to the Board at the Annual Meeting
Greg Dougherty, 55, has served as Chief Executive Officer of Oclaro since June 2013 and has served as a director of Oclaro since April 2009. Prior to Oclaro, Mr. Dougherty served as a director of Avanex Corporation ("Avanex"), a leading global provider of Intelligent Photonic solutions™, from April 2005 to April 2009, when Avanex and Bookham merged to create Oclaro. Mr. Dougherty also served as a director of Picarro, Inc., a manufacturer of ultra-sensitive gas spectroscopy equipment using laser-based technology, from October 2002 to August 2013, and as its Interim Chief Executive Officer from January 2002 to April 2004. He also served on the board of directors of the Ronald McDonald House at Stanford from January 2004 to December 2009. From February 2001 until September 2002, Mr. Dougherty was the Chief Operating Officer at JDS Uniphase Corporation (JDS), an optical technology company. Prior to JDS he was the Chief Operating Officer of SDL, Inc., from March 1997 to February 2001 when they were acquired by JDS. From 1989 to 1997, Mr. Dougherty was the Director of Product Management and Marketing at Lucent Technologies Microelectronics in the Optoelectronics Strategic Business Unit. Mr. Dougherty received a B.Sc. degree in Optics in 1983 from the University of Rochester. Mr. Dougherty brings significant leadership, operations, sales, marketing and general management experience to the Board. Mr. Dougherty provides the Board with valuable insight into management’s perspective with respect to our operations. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Dougherty should serve as a director.
Marissa Peterson, 53, was elected Chairman of the Board of Directors in June 2013 and has served as a director of Oclaro since July 2011. She currently runs an executive coaching and management consulting practice. Ms. Peterson was formerly Executive Vice President, Worldwide Operations, Services and Customer Advocacy for Sun Microsystems Inc., a seller of computers, computer components, computer software, and information technology services until her retirement in 2005 after 17 years with the company. From August 2008 to the present, Ms. Peterson has served as a director of Humana Inc., a healthcare provider, and is currently a member of their nominating and corporate governance and organization and compensation committees. From August 2006 to the present, she has served as a director for Ansell Limited, a public company listed on the Australia Stock Exchange and a global leader in healthcare safety and protection solutions, where she is currently a member of the audit and compliance committee and chairperson of the risk committee. In addition, Ms. Peterson currently serves as a director of Quantros, Inc., a software and services provider of data management, decision support analytics, and clinical business intelligence solutions to the healthcare industry. She previously served as a director of Supervalu Inc. and the Lucile Packard Children’s Hospital at Stanford, and served on the board of trustees of Kettering University. Ms. Peterson has received the distinction of being an NACD (National Association of Corporate Directors) Board Leadership Fellow. She earned an M.B.A. from Harvard University, and an honorary doctorate of management and a B.S. in mechanical engineering from Kettering University. Ms. Peterson brings to the Board her extensive knowledge in the areas of operations, management, and customer relations, as well as experience as a senior executive of a large, complex and well-respected technology company. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Ms. Peterson should serve as a director.
Class III Directors — Terms Expiring 2016
Kendall Cowan, 61, has served as a director of Oclaro since July 2012. Prior to Oclaro, Mr. Cowan served on Opnext’s Board of Directors from March 2007 through July 2012. Mr. Cowan has served as Chairman and Chief Executive Officer of The Cowan Group, LLC, an investment and consulting firm, since January 2000, and Chairman and Chief Executive Officer of Cowan Holdings, Inc., since October 2006. Mr. Cowan is also a shareholder and board member of several privately owned businesses. In addition, Mr. Cowan currently serves as a board member of Lea County Bancshares, Inc., and served as a board member and chairman of the audit committee of DBSD North America, Inc., a provider of satellite and terrestrial wireless service, from 2006 until March 2012. Mr. Cowan was the Chief Financial Officer of Alamosa Holdings, Inc., a wireless telephone network operator, from December 1999 until February 2006, and he served on the Board from April 2003 to February 2006. He became a partner in an international public accounting firm in 1983, and from January 1986 until September 1993 he was a partner at Coopers & Lybrand. Mr. Cowan received his Bachelor’s in Business Administration in accounting in 1976 from Texas Tech University. He is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Cowan brings significant financial management and financial disclosure experience, as well as significant knowledge of Opnext’s history and experiences to the Board. Mr. Cowan also brings to the Board his extensive knowledge in the areas of finance, management, financial reporting, and controls and experience as a leader of a well-respected telecommunications company and as a partner at a large international public accounting firm. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Cowan should serve as a director.
Joel A. Smith III, 70 has served as a director since April 2009 and served as lead independent director of Oclaro between July 2011 and June 2013. Prior to Oclaro, Mr. Smith served as a director of Avanex Corporation from December 1999 to April 2009, when Avanex and Bookham merged to create Oclaro. Mr. Smith was the Dean of the Darla Moore School of Business of the University of South Carolina from October 2000 to December 2007. Previously, Mr. Smith served as the President of Bank of America East, a financial institution, from October 1998 to September 2000. From July 1991 to October 1998, Mr. Smith served as President of Nations Bank Carolinas, a financial institution. Mr. Smith earned a bachelor’s degree in political science and economics from the University of the South. Mr. Smith brings significant financial management and financial disclosure experience, as well as significant knowledge of Avanex’s history and experiences to the Board. Mr. Smith brings to the Board his extensive knowledge in the areas of finance, management, financial reporting, and controls and experience as a leader of large, well-respected financial institutions. Mr. Smith also brings to the Board significant experience in corporate governance matters, which gives him the ability to assist in governance decisions and related responsibilities. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Smith should serve as a director.
Executive Officers
Greg Dougherty, see “Class II Directors — Nominees for Election to the Board at the Annual Meeting” above.
Oclaro Management Team
Dr. Adam Carter, 51, has served as Oclaro's Chief Commercial Officer since July 2014. Prior to joining Oclaro, he served as the Senior Director and General Manager of the Transceiver Module Group at Cisco Systems, Inc. ("Cisco") from February 2008 to July 2014, where he was instrumental in the acquisition of Lightwire, a Silicon Photonics start-up. He also served as a Marketing Director at Cisco from February 2007 to February 2008. From September 1994 to February 2007, Dr. Carter held various strategic marketing and business development roles at Avago Technologies, Agilent Technologies and Hewlett Packard. In addition, Dr. Carter was a Process and Device Engineer at British Telecom & Dupont from November 1989 to September 1994. Dr. Carter holds a B.Sc. (Honors) in Applied Physics from Portsmouth University and received a PhD from the University of Wales, Cardiff, for his research on plasma etching of III-V semiconductor materials.

Dr. Richard Craig, 60, has served as Oclaro's President of Integrated Photonics Business since May 2014. Prior to joining the Company, from July 2011 to September 2013, Dr. Craig served as CEO and Chairman of Topanga Technologies, a privately held advanced lighting company. From August 2008 to October 2010 he served as CEO of Kaai, Inc., a privately held gallium nitride laser company, and simultaneously served as COO of Soraa Inc., a privately held LED company. From September 2001 to July 2006 he served as CEO of Santur Corp, a privately held optical components company that developed the industry leading position in tunable lasers under his management. From September 1989 to July 2001 he served in various technical and managerial roles at SDL Inc. (acquired by JDSU), an optical components company. Dr. Craig holds a bachelor's degree in Physical Sciences from the University of California, Berkeley and a PhD. degree in Electrical Engineering from the University of California, Los Angeles.
Jim Haynes, 53, has served as Oclaro's Chief Operating Officer since May 2014. Prior to this, Mr. Haynes was President of Integrated Photonics Business from November 2013 to April 2014. He was also President of Global Business from May 2012 to October 2013, with responsibility for Oclaro's Business Units. From January 2011 to May 2012, he was President and General Manager, Photonic Components, for Oclaro. From March 2005 until January 2011, he served as Chief Operating Officer of the company. From August 2004 to March 2005, Mr. Haynes was the company's Vice President, U.K. Operations. From June 2003 to August 2004, Mr. Haynes served as Vice President, Operations, and Site Leader, Caswell, for the company. From December 2000 to June 2003, Mr. Haynes served as Chief Operating Officer of Agility Communications, Inc., a tunable laser company. From 1998 to December 2000, Mr. Haynes served as Director of Technology for Nortel Networks Corporation. Mr. Haynes earned a bachelor's degree (honors) in material sciences and technology from Swansea University, Wales.
Yves LeMaitre, 51, has served as Oclaro's President of Optical Connectivity Business since October 2013. Prior to this, Mr. LeMaitre was Oclaro's Chief Commercial Officer from July 2011 to September 2013. He previously served as Executive Vice President, Strategy and Corporate Development, from February 2011 to July 2011, and was Executive Vice President and General Manager of Oclaro's Advanced Photonic Solutions division from April 2009 to January 2011. Previously, Mr. LeMaitre served as Vice President of Telecommunications Sales and Corporate Marketing for the company from February 2008 to April 2009. From May 2005 to December 2007, Mr. LeMaitre was with Avanex, most recently serving as Chief Marketing Officer in charge of worldwide sales and marketing. Previously, Mr. LeMaitre was President and Chief Executive Officer of Lightconnect, a leading supplier of optical MEMS components and modules. In addition, he worked for Alcatel and its joint venture with Sprint International in a variety of general management, senior marketing and engineering positions in the United States, France, the Netherlands and Italy. Mr. LeMaitre earned a master's degree in mathematics and computer science from Nantes University in France. He also holds an engineering degree from Ecole Nationale Superieure des Telecommunications (ENST) in Paris.
Pete Mangan, 56, has served as Chief Financial Officer (CFO) since November 2013. From May 2012 to November 2013, Mr. Mangan served as Oclaro’s Vice President of Corporate Finance where he was initially responsible for the global operations finance team and then the corporate accounting and tax group. Mr. Mangan brings Oclaro nearly 30 years of experience in a wide range of finance positions with leading companies including AMD, Trident Microsystems, FormFactor, Spansion, Asyst Technologies, and Sun Microsystems. Mangan served as CFO at Trident Microsystems from 1996 to 1998 and again from 2008 to 2012. Trident Microsystems, Inc. filed for Chapter 11 bankruptcy protection in January 2012 and subsequently liquidated in accordance with its plan of liquidation. He holds a bachelor's degree in Business Economics from the University of California, Santa Barbara.
Lisa Paul, 51, has served as Oclaro's Executive Vice President, Human Resources since November 2014. Prior to joining Oclaro, she served from April 2012 to November 2014 as the Vice President, Talent Management of Flextronics International, a public supply chain solutions company, and from June 2011 to March 2013 as the Vice President, Human Resources Business Partner of its Integrated Network Solutions Business Group. From May 2006 to June 2011 she served as a Human Resources Business Partner with Cisco. Prior to Cisco, Ms. Paul served in a variety of human resources roles at Sun Microsystems and other companies.
David Teichmann, 59, has served as Oclaro's Executive Vice President, General Counsel and Corporate Secretary since January 2014. Prior to joining Oclaro, he served from April 2007 to December 2012 as the Executive Vice President, General Counsel and Corporate Secretary of Trident Microsystems, Inc., a public fabless semiconductor company that sold television and set top box integrated circuits. Trident Microsystems, Inc. filed for Chapter 11 bankruptcy protection in January 2012 and subsequently liquidated in accordance with its plan of liquidation. From August 1998 to February 2006, he served as the Senior Vice President, General Counsel and Secretary of GoRemote Internet Communications, Inc., a secure managed global remote access solutions provider, guiding the company through its initial public offering in 1999 and its acquisition by iPass, Inc. in 2006. From 1993 to July 1998, he served in various positions at Sybase, Inc., an enterprise software company, including Vice President, International Law as well as Director of European Legal Affairs based in The Netherlands. From 1989 to 1993, Mr. Teichmann was Assistant General Counsel for Tandem Computers Corporation, a fault tolerant computer company, handling legal matters in Asia-Pacific, Japan, Canada and Latin America. He began his legal career as an attorney with the Silicon Valley-based Fenwick & West LLP. Mr. Teichmann holds a B.A. degree in Political Science from Trinity College, an M.A.L.D. degree in Law & Diplomacy from the Fletcher School of Law &

Diplomacy and a J.D. degree from the William S. Richardson School of Law at the University of Hawaii. He was also a Rotary Foundation Scholar at the Universidad Central de Venezuela, where he did post-graduate work in Latin American Economics and Law.
Director Compensation
The Board believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. However, the Board is also mindful of our compensation budget and cash constraints. On July 30, 2014, the Board decided to maintain our current non-employee director compensation arrangements for fiscal year 2015 at the same levels in effect for the second half of fiscal year 2014. During fiscal year 2015, each of our non-employee directors received an annual retainer (paid quarterly) of $34,000, except the chairman, who received an additional annual retainer (paid quarterly) of $51,000. Other compensation (as described below) was paid in fiscal year 2015 for Board meetings in excess of five in-person meetings and four telephonic meetings per year. During fiscal year 2015, this compensation consisted of $1,000 for each additional in-person meeting and $500 for each additional telephonic meeting lasting less than two hours and $1,000 for each additional telephonic meeting lasting two or more hours during the year. During fiscal year 2015, the chairman of the audit committee received an additional annual retainer (paid quarterly) of $31,450, the chairman of the compensation committee received an additional annual retainer (paid quarterly) of $15,300 and the chairman of the nominating and corporate governance committee received an additional annual retainer (paid quarterly) of $14,025. Each member of the audit committee received an additional $8,500 per year (paid quarterly) for up to eight meetings annually and was eligible to receive additional compensation (as described above) for additional meetings during the year. Each member of the compensation committee received an additional $5,950 per year (paid quarterly) for up to eight meetings annually and was eligible to receive additional compensation (as described above) for additional meetings during the year. Each member of the nominating and corporate governance committee received an additional $4,250 per year (paid quarterly) for up to six meetings annually and was eligible to receive additional compensation (as described above) for additional meetings during the year. We reimbursed our non-employee directors for reasonable out-of-pocket expenses incurred in attending Board and committee meetings. The following table shows the Board and Board committee retainers for fiscal year 2015.

BOD/Committee Position	Annual Retainer

Board Chairman	$51,000
Board Retainer	$34,000
Audit Committee Member	$8,500
Audit Committee Chairman	$31,450
Compensation Committee Member	$5,950
Compensation Committee Chairman	$15,300
Nominating and Corporate Governance Committee Member	$4,250
Nominating and Corporate Governance Committee Chairman	$14,025
On October 29, 2014, in recognition of the then-current market price of our common stock, the Board decided to amend its policy for granting restricted stock awards to our non-employee directors, on a one-time basis, to reduce the number of shares of restricted stock to be awarded on the date of the annual meeting for fiscal year 2014, or the 2014 Annual Meeting. Prior to this decision, each non-employee director serving at the conclusion of the 2014 Annual Meeting would have been granted a restricted stock award of 5,000 shares of our common stock plus a number of shares with a value equal to $100,000 divided by the average closing market price of our common stock for the 30 days ending on the date of the 2014 Annual Meeting (or a total of 68,775 shares). Instead, on the date of the 2014 Annual Meeting, each non-employee director was granted a restricted stock award of 50,000 shares of our common stock. These awards will vest on the first anniversary of the date of grant, subject to continued service. In our discretion, the Board may grant additional equity awards to our non-employee directors. No such additional awards were granted in fiscal year 2015.

Fiscal 2015 Director Compensation Table
The following table sets forth information concerning the compensation of our non-employee directors for fiscal year 2015:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)(4)	Option Awards($)	All Other Compensation($)	Total ($)
Edward B. Collins	$50,150	$84,000	—	—	$134,150
Kendall Cowan	$68,425	$84,000	—	—	$152,425
Lori Holland	$84,150	$84,000	—	—	$168,150
Marissa Peterson	$85,850	$84,000	—	—	$169,850
Joel A. Smith III	$59,500	$84,000	—	—	$143,500
William L. Smith	$38,675	$84,000	—	—	$122,675

(1)	The compensation information for Mr. Dougherty is set forth below under “Compensation Discussion and Analysis” and the corresponding compensation tables, footnotes and accompanying narratives.

(2)
The amounts reported in this column reflect the grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation ("ASC 718"), of the restricted stock awards granted during the fiscal year ended June 27, 2015. There can be no assurance that the ASC 718 amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 27, 2015 filed with the SEC on August 28, 2015.

(3)	Consists of the grant date fair value, computed in accordance with ASC 718, of the restricted stock awards granted on November 14, 2014.

(4)
The following table sets forth the number of shares of our common stock subject to outstanding stock awards and option awards held by each of our non-employee directors as of the end of fiscal year 2015.

Name	Stock Awards (A)	Option Awards (B)
Edward B. Collins	50,000	35,779
Kendall Cowan	50,000	—
Lori Holland	50,000	40,779
Marissa Peterson	50,000	17,046
Joel A. Smith III	50,000	35,901
William L. Smith	50,000	—

(A) Stock awards consist of unvested shares of our common stock subject to such awards.
(B) Option awards include vested (but unexercised) and unvested shares of our common stock subject to such awards.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the Commission initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from such reporting persons, we believe that, during fiscal year 2015, all filings required to be made by our reporting persons were timely made in accordance with the requirements of Section 16(a) of the Exchange Act, except as follows: Mr. Fernicola filed one late Form 4.

COMPENSATION COMMITTEE REPORT
The information contained under this “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.
The compensation committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis below. Based on this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in our proxy statement for the 2015 annual meeting of stockholders and in our Annual Report on Form 10-K for the year ended June 27, 2015.
Submitted by the compensation committee of the Board of Directors:
Kendall Cowan, Chairman
Lori Holland
Joel Smith

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides information regarding the fiscal year 2015, or fiscal 2015, compensation program for our Chief Executive Officer, our Chief Financial Officer, and our three most-highly compensated executive officers (other than our Chief Executive Officer and Chief Financial Officer) who were serving at the end of fiscal 2015. For fiscal 2015, these individuals were:

•	Greg Dougherty, our Chief Executive Officer;

•	Pete Mangan, our Chief Financial Officer;

•	Jim Haynes, our Chief Operating Officer;

•	Adam Carter, our Chief Commercial Officer; and

•	Yves LeMaitre, our President, Optical Connectivity Business.
We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the “Named Executive Officers.”
Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material component of compensation that we provide to the Named Executive Officers. In addition, we explain how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation policies and decisions involving the Named Executive Officers during fiscal 2015.
Executive Summary
During fiscal 2015, we were one of the leading providers of optical components, modules and subsystems for the core optical transport, service provider, enterprise and data center markets. Leveraging over three decades of laser technology innovation, photonic integration and subsystem design, we provide differentiated solutions for optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, application virtualization and other bandwidth-intensive and high-speed applications.
For fiscal 2015, we continued to use long-term incentive compensation in the form of time-based and performance-based equity awards to focus our executive officers on achieving positive adjusted EBITDA, which we believe will help lead to continued growth and increased shareholder value. In addition, we continued to provide annual cash incentive compensation opportunities to our executive officers that link these cash awards to the goals reflected in our annual operating plan. As explained below, our executive compensation program resulted in payouts that reflected our performance against our principal objectives.
Fiscal 2015 Business Highlights
We operate in a highly competitive and cyclical industry. Starting fiscal 2015 facing significant financial challenges, we determined that our principal objective for the year was to significantly reduce our operating losses and the resulting use of cash, primarily by increasing revenues and reducing expenses. During fiscal 2015, we were able to achieve the following positive results:

•
We reported adjusted EBITDA of negative $14.4 million for the first half of fiscal 2015 and adjusted EBITDA of negative $6.5 million for the second half of fiscal 2015, as compared to adjusted EBITDA of negative $29.8 million and $21.7 million for the first half of fiscal 2014 and second half of fiscal 2014, respectively.

•	We increased our gross margin to 16.6% for fiscal 2015, as compared to 13.4% in fiscal 2014.

•
We sold $65 million of convertible notes in February 2015, raising cash to be used for general corporate purposes, including working capital for, among other things, further developing new products for the optical communications market for telecom and datacom.

•	We sold our Komoro, Japan-based industrial and consumer business in October 2014 for $17.1 million.
Fiscal 2015 Executive Compensation Actions
On behalf of our Board of Directors, the Compensation Committee closely monitored our executive compensation levels throughout fiscal 2015. Key compensation decisions for fiscal 2015 were as follows:

•
Salary: We continued to maintain our executive officers’ base salaries at the levels set in early fiscal 2013, consistent with our broader corporate objective for the year of controlling expenses to increase profitability. Base salaries in fiscal 2013 were generally set close to the median of our peer group. We took additional action in November 2013 to reduce executives’ base salaries by approximately 9%-17% (based on role) in connection with a concurrent 15% reduction in cash compensation paid to our Board. As we hired on new executive officers during fiscal 2015, their base salaries were below the median of the compensation peer group, reflecting internal pay equity and fairness in light of the ongoing base salary reductions of our executive officers with longer tenures.

•
Annual Cash Incentive Awards: We continued to focus our executive officers on improving our adjusted EBITDA performance, with their annual cash incentive opportunities measured against our semi-annual performance during the first half and second halves of fiscal 2015. We established the target performance levels for each six-month period that were above our forward-looking guidance for this measure, so that our executive officers had to exceed expectations to earn their target bonuses. Payouts to our executive officers, including the Named Executive Officers, under our fiscal 2015 cash incentive compensation program were below target payout levels, consistent with management’s recommendation, and the Compensation Committee’s decision, to exercise negative discretion and not give our executive officers credit for the positive benefit of foreign exchange fluctuations on our adjusted EBITDA performance.

•
Equity Awards: We granted equity awards to our executive officers to align their financial interests with those of our stockholders, to provide compensation that is consistent with the practices of our peers so that we can attract and retain qualified talent, and to motivate our executives to achieve specific performance goals. In August 2014, we granted each of Messrs. Dougherty, Mangan, Haynes and LeMaitre an annual equity award comprised of both a time-based restricted stock unit award and a performance-based restricted stock unit award. Almost two-thirds of the annual equity award value granted our Chief Executive Officer and half of the equity award value granted to each other executive officer was in the form of a performance stock unit award to be earned based on achievement of positive adjusted EBITDA for two consecutive fiscal quarters prior to the end of fiscal year 2017. The remaining equity award value was granted in the form of time-based restricted stock unit awards vesting over three years.

After taking into consideration the payouts under the annual cash incentive program, 58% of our Chief Executive Officer's target total direct compensation and, on average, over 44% of the target total direct compensation of the other Named Executive Officers who were with us for all of fiscal year 2015 was performance-based and, thus, only paid or earned to the extent that we achieved one or more pre-established performance objectives.

Fiscal 2015 Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal 2015:

•
Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors who have established effective means for communicating with stockholders regarding their executive compensation ideas and concerns.

•
Independent Compensation Committee Advisors. The Compensation Committee engaged its own compensation consultant to assist with its fiscal 2015 compensation reviews. This consultant performed no consulting or other services for the Company.

•
Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•
Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

•
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders.

•	No Perquisites. We do not provide any perquisites or other personal benefits to our executive officers;

•	No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than standard relocation benefits;

•
No Special Health or Welfare Benefits. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees;

•	No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits;

•
“Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is , they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid);

•	Performance-Based Incentives. We use performance-based short-term and long-term incentives;

•
Multi-Year Vesting Requirements. The equity awards granted to our executive officers generally vest or are earned over multi-year periods, consistent with current market practice and our retention objectives; and

•	Hedging and Pledging Prohibited. We prohibit our employees from hedging any Company securities or plaedging any Company securities.
Fiscal 2014 Stockholder Advisory Vote on Executive Compensation
At our fiscal 2014 Annual Meeting of Stockholders, we conducted a stockholder advisory vote on the fiscal 2014 compensation of the Named Executive Officers (commonly known as a “Say-on-Pay” vote). Our stockholders approved the fiscal 2014 compensation of the Named Executive Officers with approximately 89% of the votes cast in favor of the proposal.
We believe that the outcome of the Say-on-Pay vote reflects our stockholders’ support of our compensation approach, specifically our efforts to attract, retain, and motivate the Named Executive Officers. Accordingly, no significant design changes were made in response to the fiscal 2014 Say-on-Pay vote. Further, any design changes resulting from the Say-on-Pay vote would not typically show up in compensation until the following fiscal year due to the timing of our annual meeting of stockholders compared to the timing of our annual executive compensation decisions.

We value the opinions of our stockholders and will continue to consider the outcome of future Say-on-Pay votes, including the vote to be held at this Annual Meeting, as well as feedback received throughout the year, when making compensation decisions for our executive officers, including the Named Executive Officers.
Based on the results of a separate stockholder advisory vote on the frequency of future stockholder advisory votes regarding the compensation of the Named Executive Officers (commonly known as a “Say-When-on-Pay” vote) conducted at our fiscal 2011 Annual Meeting of Stockholders, our Board of Directors determined that we will hold our Say-on-Pay votes on an annual basis. The next stockholder advisory vote on the frequency of future stockholder advisory votes regarding the compensation of the Named Executive Officers will take place at the fiscal 2017 Annual Meeting of Stockholders.
Compensation Philosophy and Objectives
We believe that the quality, skills, and dedication of our executive officers are critical factors affecting our performance and stockholder value. Accordingly, the key objective of our executive compensation program is to attract, retain, and motivate superior executive talent while maintaining an appropriate cost structure. In addition, we seek to implement an overarching pay-for-performance philosophy by designing our executive compensation program to link a substantial component of our executive officers’ target total direct compensation to the achievement of performance objectives that directly correlate to the enhancement of stockholder value. Thus, the Compensation Committee believes that the compensation paid to our executive officers should be closely aligned with our corporate performance on both a short-term and long-term basis, linked to specific, measurable results and that such compensation should assist us in motivating and retaining the key executive officers critical to our long-term success. Finally, our executive compensation program is designed to maintain an appropriate balance of annual and long-term incentive compensation opportunities to ensure an appropriate focus on operational objectives and the creation of long-term stockholder value.
Compensation Program Design
To accomplish the foregoing objectives, for fiscal 2015, the Compensation Committee has structured our executive compensation program to include the following principal compensation elements:

•
Base salaries at levels that we believe allow us to attract and retain key executives, but that also reflect our financial situation as distinguished from our peers (e.g., the salary freeze in early fiscal 2014, the salary reductions in fiscal 2014 and the maintenance of those salary levels through fiscal 2015);

•	Semi-annual cash incentive compensation opportunities tied to the achievement of pre-established performance goals related to the important financial objectives set forth in our annual operating plan;

•
Long-term incentive compensation in a mix of options, restricted stock restricted stock units, and performance-based restricted stock units, to align the interests of our executive officers with those of our stockholders and to promote our retention objectives; and

•	Limited post-employment compensation arrangements payable on an involuntary termination of employment, with the cash component not exceeding three times the executive’s annual cash compensation.
Generally, the Compensation Committee seeks to allocate a substantial portion of our executive officers’ target total direct compensation opportunity to elements that are performance-based and, therefore, “at risk.” The Compensation Committee also seeks to allocate a substantial portion of our executive officers’ target total direct compensation opportunity to long-term incentive compensation in the form of equity awards. Nonetheless, the Compensation Committee does not maintain formal policies for allocating among annual and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee maintains flexibility and adjusts different elements of compensation based upon its evaluation of our key compensation objectives from year to year.
While compensation levels may differ among our executive officers, including the Named Executive Officers, based on the role, responsibilities and performance of each individual executive officer, there are no material differences in the compensation philosophy, policies, or practices among our executive officers.

Compensation-Setting Process
Role of Compensation Committee
The Compensation Committee is the primary architect of our executive compensation program. The Compensation Committee conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy, reflective of our compensation philosophy and working toward our desired objectives. The Compensation Committee also reviews market trends and changes in compensation practices among our peers, as further described below. Based on its review and assessment, the Compensation Committee from time to time recommends to our Board of Directors, or otherwise approves of changes in our executive compensation program.
For fiscal 2015, the Compensation Committee approved the compensation for each of our executive officers, including our Chief Executive Officer and the other Named Executive Officers. The Compensation Committee also oversaw management’s decisions concerning the compensation of other company officers, administered our equity compensation plans, and evaluated the effectiveness of our overall executive compensation program.
The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available at investor.oclaro.com/governance.cfm.
Role of Executive Officers
In formulating its compensation decisions, the Compensation Committee meets with our Chief Executive Officer to obtain his feedback and recommendations with respect to the structure of our executive compensation program, as well as an assessment of the performance of each individual executive officer and his recommendations on the compensation for each individual executive officer. In addition, our Chief Executive Officer, Chief Financial Officer and senior Human Resources leaders develop recommendations for performance measures and target award opportunities under our annual cash incentive compensation plan based on management’s business forecast both at the company and business unit levels, as well as provide information at year end regarding individual and company performance. Our General Counsel also supports the Compensation Committee's review and deliberations on compensation programs, as and when requested by the Compensation Committee.
Role of Compensation Consultant
The Compensation Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel, accounting, and other advisors. During fiscal 2015, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm (“Compensia”), as its adviser for certain compensation matters, including the compensation of our executive officers. Compensia was engaged directly by the Compensation Committee to provide an independent review of our executive compensation program, including an analysis of both the competitive market and the design of the various elements of the program. More specifically, Compensia furnished the Compensation Committee with reports on competitive market practices relating to the following matters:

•	Annual and long-term incentive compensation plan design; and

•	Annual share utilization and stockholder dilution levels resulting from our employee stock plans.
As part of its engagement with the Compensation Committee, Compensia also assisted us with our risk assessment of our compensation programs.
In fiscal 2015, Compensia provided no additional consulting services to us or to our Board of Directors apart from executive and director compensation matters and a review of our Fifth Amended and Restated 2001 Long-Term Stock Incentive Plan. The Compensation Committee has considered the independence of Compensia in light of the listing standards of NASDAQ on compensation committee independence and the rules of the Securities and Exchange Commission. Based on these standards and rules, the Compensation Committee has concluded that the work performed by Compensia did not raise any conflict of interest.
Competitive Positioning
Given the financial challenges we faced at the start of fiscal 2015, and after reviewing the then-current peer group selected for use in fiscal 2014, the Compensation Committee chose to not update the compensation peer group. The Compensation Committee and the Board recognized that our compensation decisions for fiscal 2015 had to be made based primarily on our financial outlook, our unique retention needs, and our limited available stock plan share reserves.

Therefore, neither the Compensation Committee nor the Board relied on peer data as a material factor in making compensation decisions in fiscal 2015.
Explanation of Decisions Made with Respect to Fiscal 2015 Compensation
Base Salary
As noted above, we generally rely on base salaries to attract and retain key executives. At the start of fiscal 2015, the Compensation Committee recommended, and the Board approved, the decision to maintain base salaries for our executive officers at the levels in effect at the end of fiscal year 2014, which already included temporary reductions for four Named Executive Officers, which had been instituted in November 2013. We made this decision as a means to achieve one of our primary business objectives, the reduction of our overall operating expenses to improve overall profitability measures.

In connection with the commencement of his employment on July 21, 2014, the Compensation Committee set Dr. Carter's base salary at $300,000. The Compensation Committee selected this amount to provide internal pay equity with Messrs. Mangan and LeMaitre and other members of the executive team.
Annual Cash Incentive Compensation
We use performance-based cash incentives to motivate our executive officers to focus on specific goals established by the Board in our annual operating plan, to provide additional cash compensation opportunities beyond base salary in a manner that is consistent with our peers’ practices, and to recognize and reward achievement above our targeted levels of performance. For fiscal 2015, our Compensation Committee recommended, and our Board approved, maintaining a semi-annual performance period structure. The Compensation Committee believed that, in our current environment, the semi-annual performance periods would enable us to set goals that allow our executives to respond more effectively to the rapid changes in our business.
For fiscal 2015, the Compensation Committee recommended, and the Board decided, that no changes would be made to the target bonus opportunities for each executive officer. As such, Mr. Dougherty’s target bonus opportunity remained at 100% of his base salary and each of our other executive officers continued to have a target bonus opportunity equal to 60% of his or her base salary. In connection with the Compensation Committee's decision to reduce the base salaries of our executive officers in fiscal 2014, the Compensation Committee recommended, and the Board approved, the decision to maintain the target bonus opportunities as a percentage of the pre-reduction rate of base salary, which we call the “reference salary,” to promote retention in the face of below-market levels of base salary, and to recognize and reward achievement of objectives that were intended to improve our financial condition. To promote internal pay equity with Messrs. Mangan and LeMaitre and other members of the executive team, the Compensation Committee set Dr. Carter's target bonus opportunity at 60% of his base salary.
First Half of Fiscal 2015
Our Chief Executive Officer and Chief Financial Officer recommended that the performance measure for the first half of fiscal 2015 (that is, the period ending December 27, 2014) be adjusted EBITDA, with a threshold level of negative $20 million (resulting in payout of 50% of the bonus opportunity), a target level of negative $15 million, and a stretch goal of negative $10 million (resulting in payout of 150% of the bonus opportunity for executives other than Mr. Dougherty, whose stretch payout was 200% of the bonus opportunity). Our Board approved this recommendation, as adjusted EBITDA is an important financial indicator of profitable growth and cash generation. The Compensation Committee believed that establishing threshold and maximum payout levels under our program would provide a means to mitigate risk associated with executive compensation programs, while also providing motivation to exceed expectations.
For purposes of the fiscal 2015 annual cash incentives, "Adjusted EBITDA" was calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net gains/losses on foreign currency transactions, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, and other unusual one-time charges.
At the end of the performance period, our management team recommended to our Compensation Committee that actual performance be determined excluding the impact on EBITDA of certain foreign currency exchange rate fluctuations. The Compensation Committee considered and agreed with this recommendation, noting that our management had no effect on these foreign currency fluctuations, and therefore those fluctuations should not result in a greater payout. As a result, our Board determined that we had achieved negative $17.5 million in adjusted EBITDA. This performance resulted in a payout of 75% of the bonus opportunity and our Board approved the payments to the Named Executive Officers as follows.

Named Executive Officer	First Half Fiscal 2015 Maximum Cash Incentive Award Payment	First Half Fiscal 2015 Cash Incentive Award Payment
Mr. Dougherty	$600,000	$225,000
Mr. Mangan	$157,500	$78,750
Mr. LeMaitre	$157,500	$78,750
Mr. Haynes	$167,441	$83,720
Mr. Carter (1)	$135,000	$59,712

(1)
Mr. Carter began employment with the Company on July 21, 2014. As a result, his Maximum Cash Incentive Award Payment and First Half Fiscal 2015 Cash Incentive Award Payment were prorated at 88% of such amounts.

For the second half of fiscal 2015 (that is, the six-month period ending June 27, 2015), our Chief Executive Officer and Chief Financial Officer recommended, and our Board approved, that the performance measure be adjusted EBITDA, excluding the impact on EBITDA of certain foreign currency exchange rate fluctuations, with a threshold level of negative $10 million (resulting in payout of 50% of the bonus opportunity), a target level of negative $6 million, and a stretch goal of negative $2 million (resulting in payout of 150% of the bonus opportunity for executives other than Mr. Dougherty, whose stretch payout was 200% of the bonus opportunity). At the end of the performance period, our Board determined that we had achieved negative $8.5 million in adjusted EBITDA, excluding the impact on EBITDA of certain foreign currency exchange rate fluctuations. This performance resulted in a payout of 69% of the bonus opportunity, and our Board approved the payments to the Named Executive Officers as follows.

Named Executive Officer	Second Half Fiscal 2015 Maximum Cash Incentive Award Payment	Second Half Fiscal 2015 Cash Incentive Award Payment
Mr. Dougherty	$600,000	$207,000
Mr. Mangan	$157,500	$72,450
Mr. LeMaitre	$157,500	$72,450
Mr. Haynes	$167,441	$77,023
Mr. Carter	$135,000	$62,100
Retention Bonuses
In October 2013, our Compensation Committee approved a one-time retention bonus program for certain key executive officers, to motivate these individuals to remain employed and focused on carrying out our short term business plan and restructuring program. The Compensation Committee set the target aggregate bonus amounts at approximately 65% - 70% of each selected executive officer’s then current base salary, to provide a meaningful retention incentive. These retention bonuses required continued employment through three specified dates, with the payouts weighted toward the later retention dates. Following the final retention date of July 1, 2014, the Company made the final payments under the retention program, pursuant to which Mr. Dougherty received $200,000, and Messrs. Haynes, LeMaitre and Mangan each received $100,000. These amounts were reported in the Summary Compensation Table last year, as these amounts were accrued and earned for fiscal year 2014 (despite being paid in fiscal year 2015).
Long-Term Incentive Compensation
We provide equity compensation opportunities to our executive officers to align their financial interests with those of our stockholders, to provide compensation that is consistent with the practices of our peers so that we can attract and retain qualified talent, and to motivate our executives to achieve specific performance vesting goals, and to provide a retention mechanism through time based vesting. We generally provide newly hired executives with a mix of stock options and full value awards, to promote internal pay equity with our long term executives who hold both kinds of awards, and with respect to stock options, to provide a tax-advantaged motivation to work to increase the total return to our stockholders following the date of grant. We generally grant a mix of time-based and performance-based full value awards for annual retention and refresh grants, as we believe this is most consistent with current competitive market practices.
On August 11, 2014, each of Messrs. Dougherty, Mangan, Haynes, and LeMaitre received an annual equity award comprised of a time-based restricted stock unit award and a performance-based restricted stock unit award. In order to align the interests of our executive officers with the interests of our stockholders, half of the value of such annual equity award to each executive officer other than our Chief Executive Officer, and 62.7% of the value of such annual equity award granted to our Chief Executive Officer was granted subject to achievement of positive adjusted EBITDA for two consecutive fiscal quarters prior to the end of fiscal year 2017, while the remaining amount was granted in the form of restricted stock unit awards subject to time-based vesting over three years, as follows: 33.33% of share shares subject to the awards on August 11, 2015 and August 11, 2016, and as to 8.33% of the remaining shares on each of November 11, 2016, February 11, 2017, May 11, 2017 and August 11, 2017. The performance-based restricted stock unit awards will be earned, if at all, at a 100% target level, based upon the achievement of positive adjusted EBITDA for two consecutive fiscal quarters prior to the end of the Company's fiscal year 2017.
In addition, in connection with the commencement of his employment, Dr. Carter was granted stock options to purchase 100,000 shares of our common stock, with an exercise price equal to the closing market price of our common stock on the grant date. Dr. Carter’s option will vest and become exercisable as to 25% of the shares subject to the option on the first anniversary of the grant date and as to 2.083% of the remaining shares after each subsequent month of continuous service for the following three years. In addition, we granted Dr. Carter two restricted stock awards of 100,000 shares each. The first award of 100,000 shares of restricted stock vested as to 25% of the shares on August 11, 2015 and will vest as to 6.25% of the remaining shares on each February 11th, May 11th, August 11th and November 11th over the following three years of continuous service. The second award of 100,000 shares of restricted stock vested as to 100% of the shares on August 11, 2015.
Given our limited share reserves, our Compensation Committee and our Board did not consider peer compensation data or benchmarking as a material factor in setting award sizes, but instead focused on creating a meaningful retention and performance incentive, internal pay equity, and the impact of the award on our burn rate and available reserves.
Health, Welfare, and Other Benefits
Our executive officers, including the Named Executive Officers, are eligible to participate in our employee benefit plans, which are generally provided for all full-time employees, including a tax-qualified Section 401(k) savings plan. We currently match any contributions made to the Section 401(k) plan by our employees, including our executive officers, of up to 4% of the employee’s compensation (up to a $260,000 annual salary limit).
In addition, we provide other benefits to our executive officers, including the Named Executive Officers, on the same basis as all of our full-time employees in the country in which they are resident. These benefits include group health (medical, dental, and vision) insurance, group disability insurance, and group life insurance.
Perquisites and Other Personal Benefits

Currently, we do not provide any perquisites or other personal benefits to our executive officers, including the Named Executive Officers. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Employment Agreements

We generally rely on "at-will" employment offer letters and do not have written employment agreements with a specified term of employment. However, we did enter into an "at-will" employment agreement with our current Chief Executive Officer, Mr. Dougherty, after he was hired, reflecting the slightly more complicated terms of his hire on package and, the significance of his service as our Chief Executive Officer. We also used a market-standard written agreement to document the terms and conditions of Mr. Haynes’ employment since such arrangements are customary in the United Kingdom.
Post-Employment Severance Benefits
Each of the Named Executive Officers other than Mr. Dougherty has entered into an Executive Severance and Retention Agreement (which we refer to as the "Retention Agreements"). These Retention Agreements provide, under certain circumstances, for payments and benefits upon an involuntary termination of employment following a change in control of the Company. In the case of Mr. Dougherty, his employment agreement provides for certain payments and benefits in similar circumstances (other than in connection with his death) as well as involuntary terminations of employment occurring in the absence of a change in control of the Company.

The payments and benefits payable under these arrangements in the event of a change in control of the Company are subject to a “double trigger,” meaning that both a change in control of the Company and a subsequent involuntary termination of employment are required. In other words, the change in control of the Company does not by itself trigger any payments or benefits; rather, payments and benefits are paid only if the employment of the Named Executive Officer is subsequently terminated without “cause” (or the Named Executive Officer resigns for “good reason”) during a specified period following the change in control. We believe that a “double trigger” arrangement maximizes stockholder value because it prevents an unintended windfall to our executive officers in the event of a change in control of the Company, while still providing them appropriate incentives to cooperate in negotiating a transaction involving a potential change in control of the Company in which they believe they may lose their jobs.
We believe providing these arrangements help us compete for and retain executive talent. After reviewing the practices of companies represented in the compensation peer group, we believe that our severance and change of control payments and benefits are generally comparable with severance packages offered to executives by the companies in the compensation peer group.
Other Compensation Policies
Equity Award Grant Policy

Our equity award grant policy provides that, in the case of newly-hired or newly-promoted executive officers, options to purchase shares of our common stock and restricted stock awards for shares of our common stock will be approved by the Compensation Committee at a regularly-scheduled quarterly meeting of our Board of Directors (or at a special meeting called between regularly-scheduled meetings of our Board of Directors). The grant date of equity awards for newly-hired executive officers approved by the Compensation Committee is (i) the 10th day of the month in which such approval occurs (if such approval occurs on or prior to the 8th day of such month), (ii) the 10th day of the following month (if such approval occurs after such 8th day) or (iii) such other date as the Compensation Committee determines, after giving due consideration to the purposes of this policy (or the next succeeding trading day on NASDAQ if such 10th day or other date so determined is not a trading day). However, if the award is an option to purchase shares of our common stock and the tentative grant date falls on a date on which the Company’s trading window is closed, the grant date of such option will be the date on which the trading window reopens.

In accordance with our equity award grant policy, all new-hire and promotion equity awards for non-executive officers will be approved by the Compensation Committee, or, if so delegated, the Chairman of the Compensation Committee. The grant date of such equity awards is (i) the 10th day of the month in which award approval occurs (if such approval occurs on or prior to the 8th day of such month), (ii) the 10th day of the following month (if such approval occurs after such 8th day) or (iii) such other date as the Compensation Committee (or, if authority has been delegated, the Chairman of the Compensation Committee) determines, after giving due consideration to the purposes of the policy (or the next succeeding trading day on NASDAQ if such 10th day or other date so determined is not a trading day).

All equity awards other than equity awards granted in connection with new hires or promotions will be approved by the Board of Directors, the Compensation Committee, or, if so delegated, the Chairman of the Compensation Committee. The grant date of such equity awards is (i) the 10th day of the month in which award approval occurs (if such approval occurs on or prior to the 8th day of such month), (ii) the 10th day of the following month (if such approval occurs after such 8th day) or (iii) such other date as the Compensation Committee (or, if authority has been delegated, the Chairman of the Compensation Committee) determines, after giving due consideration to the purposes of the policy (or the next succeeding trading day on NASDAQ if such 10th day or other date so determined is not a trading day). However, if the award is an option to purchase shares of our common stock and the tentative grant date falls on a date on which the Company’s trading window is closed, the grant date of such option will be the date on which the trading window reopens.

The Compensation Committee grants options to purchase shares of our common stock with exercise prices at least equal to the closing market price of our common stock on the date of grant.
Derivatives Trading and Hedging Policy
Our Board of Directors has adopted a policy regarding the trading of derivatives or the hedging of our equity securities by our employees, including our executive officers, and directors. This policy provides that all employees and members of our Board of Directors are prohibited from engaging in certain forms of hedging or monetization transactions, such as zero-cost collars and forward sales contracts, that allow the employee or director to continue to own the covered securities, but without the full risks and rewards of ownership.

In addition to the foregoing, our executive officers and members of our Board of Directors are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
Compensation Recovery Policy
Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a general compensation recovery (“clawback”) policy covering our incentive-based compensation arrangements once the SEC adopts final rules implementing the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Tax and Accounting Considerations
Deductibility of Executive Compensation

The Compensation Committee considers the full deductibility of executive compensation as just one of many factors when determining the form, size and terms of executive compensation elements. However, given our recent financial history, our applicable tax rates, and the loss of flexibility that arises when trying to comply with the requirements for full deductibility of executive compensation under Section 162(m) of the Code, the Compensation Committee has not prioritized full deductibility over the other goals of our executive compensation program. Instead, the Compensation Committee reserves the discretion, in its judgment, to authorize compensation payments that do not comply with an exemption from the deduction limit when it believes that such payments are in the best interests of the Company.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We are not obligated to provide any Named Executive Officer with a “gross-up” or other reimbursement payment for any tax liability that he may owe as a result of the application of Sections 280G or 4999 in the event of a change in control of the Company. While the Compensation Committee considers deductibility of compensation as one of many factors when determining the form, size and terms of executive compensation elements, the Compensation Committee retains the discretion, in its judgment, to authorize compensation payments that may not be fully deductible under Section 280G of the Code when it believes that such payments are in the best interests of the Company.
Accounting for Stock-Based Compensation
The Compensation Committee considers the accounting impact of equity awards when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), the standard which governs the accounting treatment of stock-based compensation awards. However, accounting cost is just one factor considered when designing such compensation plans and arrangements for our executive officers and other employees.
COMPENSATION RISK ASSESSMENT
In April 2015, the Compensation Committee reviewed our compensation policies and practices applicable to all employees and determined that our compensation programs do not encourage excessive or inappropriate risk-taking. The Compensation Committee believes that the design and mix of our compensation programs appropriately encourage our executive officers and employees to focus on the creation of long-term stockholder value. In its review, the Compensation Committee noted the following features:

•
payout levels under our annual cash incentive and sales incentive plans are capped and payout opportunities may be achieved on a straight-line interpolation basis between threshold and target levels, and between the target and stretch levels;

•	non-GAAP adjustments are made to align achievement of performance measures with our business strategy;

•	all non-GAAP adjustments are subject to Audit Committee approval to assure that actual payout levels appropriately reflect company and business unit performance; and

•
long-term performance-based incentive compensation constitutes an increasingly significant portion of our executive officers’ compensation thereby focusing such individuals on enhancing long-term stockholder value.

COMPENSATION TABLES
Summary Compensation Table
The following table sets forth certain information concerning the compensation for fiscal years 2015, 2014 and 2013 for our principal executive officer (Mr. Dougherty), our principal financial officer (Mr. Mangan), and our three other most highly-compensated executive officers (Mr. Carter, Mr. Haynes and Mr. LeMaitre) who served in that capacity at the end of fiscal year 2015. We refer to these officers collectively as our Named Executive Officers.
Fiscal Year 2015 Summary Compensation Table

	Year (1)	Salary ($)		Bonus ($)(9)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Greg Dougherty	2015	$500,000		—	$633,150	—	$432,000	$10,400	(10)	$1,575,550
Chief Executive Officer and	2014	$536,539		$400,000	$2,024,000	—	$300,000	$10,200	(10)	$3,270,739
Director (3)	2013	$99,927		$300,000	$87,397	—	—	—		$487,324
Pete Mangan	2015	$289,568		—	$236,250	—	$151,200	$10,400	(10)	$687,418
Chief Financial Officer (4)	2014	$299,231		$250,000	$425,180	$104,688	$105,000	$10,200	(10)	$1,194,299
Adam Carter	2015	$282,693		—	$378,000	$105,820	$121,812	$4,846	(10)	$893,171
Chief Commercial Officer (5)
Jim Haynes	2015	$317,175	(8)	—	$189,000	—	$160,743	$33,575	(8) (11)	$700,493
Chief Operating Officer (6)	2014	$364,402	(8)	$260,830	$215,680	—	$120,984	$37,096	(8) (11)	$998,992
	2013	$360,240	(8)	—	$155,400	—	—	$33,572	(8) (11)	$549,212
Yves LeMaitre	2015	$300,000		—	$189,000	—	$151,200	—		$640,200
President,	2014	$350,428		$250,000	$271,180	—	$79,880	—		$951,488
Optical Connectivity Business (7)

(1)	The years in this column refer to the fiscal years ended June 27, 2015, June 28, 2014 and June 29, 2013.

(2)
The amounts reported in these columns reflect the grant date fair value, computed in accordance with ASC 718, of time-based stock options, time-based restricted stock awards, performance-based restricted stock awards, time-based restricted stock unit awards, and performance-based restricted stock unit awards granted during each fiscal year. There can be no assurance that the ASC 718 amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 12 to our audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 27, 2015 filed with the SEC on August 28, 2015. For more information about these awards, see the discussion above under “Compensation Discussion and Analysis” and the narrative below.

(3)	Mr. Dougherty was appointed our Chief Executive Officer effective June 6, 2013.

(4)	Mr. Mangan was appointed our Chief Financial Officer effective November 11, 2013. Mr. Mangan previously served as our Vice President of Corporate Finance from May 2012 to November 2013.

(5)	Dr. Carter was appointed our Chief Commercial Officer effective July 21, 2014.

(6)
Mr. Haynes was appointed our Chief Operating Officer effective as of May 2014. Mr. Haynes previously served as our President, Integrated Photonics Business from November 2013 to April 2014, our President, Global Business from May 2012 until October 2013, our President and General Manager, Photonics Components from January 2011 until May 2012, and our Chief Operating Officer from March 2005 until January 2011.

(7)
Mr. LeMaitre was appointed our President, Optical Connectivity Business effective October 22, 2013. Mr. LeMaitre previously served as our Chief Commercial Officer from July 2011 to September 2013, our Executive Vice President, Strategy and Corporate Development from February 2011 to July 2011, and our Executive Vice President and General Manager of Advanced Photonic Solutions from April 2009 to January 2011.

(8)
Converted from U.K. pounds sterling to U.S. dollars using the noon buying rate of exchange of U.S. dollars to U.K. pounds sterling of $1.57 on June 26, 2015, $1.70 on June 27, 2014, and $1.52 on June 28, 2013.

(9)	These amounts include the retention bonuses granted in fiscal year 2013, which amounts were accrued and earned for fiscal year 2014, but paid in July 2015.

(10)	The amount reported in this column includes Company matching contributions to our Named Executive Officers’ 401(k) plan accounts for fiscal 2015 and fiscal 2014.

(11)	The amounts reported in this column include pension contributions paid by the Company.

Fiscal 2015 Grants of Plan-Based Awards Table
The following table sets forth information regarding each grant of an award made to our Named Executive Officers during fiscal year 2015 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.
Grants of Plan-Based Awards For Fiscal 2015

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Possible Payouts Under Equity Incentive Plan Awards in Shares of Stock			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Awards	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Thresh- hold	Target	Max- imum	Thresh- hold (1)	Target (1)	Max- imum (1)
Greg Dougherty	7/1/2014(4)	$150,000	$300,000	$600,000	—	—	—	—	—	—	—
	1/1/2015(5)	$150,000	$300,000	$600,000	—	—	—	—	—	—	—
	8/11/2014	—	—	—	—	—	—	125,000	—	—	$236,250
	8/11/2014	—	—	—	—	210,000	—	—	—	—	$396,900
Pete Mangan	7/1/2014(4)	$52,500	$105,000	$157,500	—	—	—	—	—	—	—
	1/1/2015(5)	$52,500	$105,000	$157,500	—	—	—	—	—	—	—
	8/11/2014	—	—	—	—	—	—	62,500	—	—	$118,125
	8/11/2014	—	—	—	—	62,500	—	—	—	—	$118,125
Adam Carter	7/1/2014(4)	$39,808	$79,615	$119,423	—	—	—	—	—	—	—
	1/1/2015(5)	$45,000	$90,000	$135,000	—	—	—	—	—	—	—
	8/11/2014	—	—	—	—	—	—	100,000	—	—	$189,000
	8/11/2014	—	—	—	—	—	—	100,000	—	—	$189,000
	8/15/2014	—	—	—	—	—	—	—	100,000	1.69	$105,820
Jim Haynes(3)	7/1/2014(4)	$55,814	$111,627	$167,441	—	—	—	—	—	—	—
	1/1/2015(5)	$55,814	$111,627	$167,441	—	—	—	—	—	—	—
	8/11/2014	—	—	—	—	—	—	50,000	—	—	$94,500
	8/11/2014	—	—	—	—	50,000	—	—	—	—	$94,500
Yves LeMaitre	7/1/2014(4)	$52,500	$105,000	$157,500	—	—	—	—	—	—	—
	1/1/2015(5)	$52,500	$105,000	$157,500	—	—	—	—	—	—	—
	8/11/2014	—	—	—	—	—	—	50,000	—	—	$94,500
	8/11/2014	—	—	—	—	50,000	—	—	—	—	$94,500

(1)
On August 11, 2014, each of Messrs. Dougherty, Mangan, Haynes, and LeMaitre received a performance-based restricted stock unit award. These performance-based restricted stock unit awards will be earned, if at all, at a 100% target level, based upon the achievement of positive adjusted EBITDA for two consecutive fiscal quarters during a performance period ending on the last day of the Company's fiscal year 2017. These performance stock units will vest as to 100% of the shares of our common stock earned pursuant to such awards, subject to continuous service, on the later of (1) the first anniversary of the grant date and (2) the date the Compensation Committee or Board determine that the performance conditions have been satisfied. If the performance conditions are not satisfied, then the corresponding awards will be forfeited in the first quarter of fiscal year 2018. As of the grant date, and through June 27, 2015, we have determined that achieving the earnings targets is likely.

(2)
The amounts reported in this column reflect the grant date fair value of the respective stock and option awards computed in accordance with ASC 718. There can be no assurance that the ASC 718 amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 27, 2015 as filed with the SEC on August 28, 2015.

(3)
For Mr. Haynes, “threshold,” “target” and “maximum” estimated future payouts under non-equity incentive plan awards are converted from U.K. pounds sterling to U.S. dollars using the noon buying rate of exchange of U.S. dollars to U.K. pounds sterling of $1.57 on June 26, 2015.

(4)
For the first half of fiscal year 2015, the annual cash incentive plan was based on achieving an adjusted EBITDA target for the six months ended December 27, 2014. Performance had to at least meet the threshold level for any amounts to be paid under this plan. For more information, see the discussion above under “Compensation Discussion and Analysis.”

(5)
For the second half of fiscal year 2015, the the annual cash incentive plan was based on achieving an adjusted EBITDA target for the six months ended June 27, 2015. Performance had to at least meet the threshold level for any amounts to be paid under this plan. For more information, see the discussion above under “Compensation Discussion and Analysis.”

Narrative Disclosure to Fiscal 2015 Summary Compensation Table and Fiscal 2015 Grants of Plan Based Awards Table
A discussion of 2015 base salaries, bonuses, incentive plans, awards and employment agreements is set forth in “Compensation Discussion and Analysis,” including a discussion of the material terms and conditions of the fiscal year 2015 restricted stock awards.
Fiscal 2015 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information concerning stock options that have not been exercised and unvested restricted stock awards and performance-based stock awards for each of the named executive officers as of June 27, 2015.

2015 Outstanding Equity Awards at Fiscal Year-End

		Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Greg Dougherty	10/27/2005	1,447	—		$10.40	10/26/2015	—		—	—	—	—
	11/3/2006	1,447	—		$21.05	11/2/2016	—		—	—	—	—
	11/15/2007	1,447	—		$21.75	11/14/2017	—		—	—	—	—
	11/13/2008	1,447	—		$1.50	11/12/2018	—		—	—	—	—
	5/13/2009	3,334	—		$3.10	5/13/2019	—		—	—	—	—
	10/21/2009	8,000	—		$5.80	10/21/2019	—		—	—	—	—
	10/27/2010	3,898	—		$13.68	10/27/2021	—		—	—	—	—
	10/26/2011	14,881	—		$3.54	10/26/2021	—		—	—	—	—
	—	—	—		—	—	125,000	(2)	$282,500	—		—
	—	—	—		—	—	—		—	210,000	(3)	$474,600

Pete Mangan	6/11/2012	9,000	3,000	(4)	$2.56	6/11/2022	—		—	—	—	—
	1/14/2014	21,250	38,750	(4)	$2.55	1/14/2024	—		—	—	—	—
	—	—	—		—	—	1,500	(5)	$3,390	—		—
	—	—	—		—	—	25,000	(6)	$56,500	—		—
	—	—	—		—	—	2,500	(7)	$5,650	—		—
	—	—	—		—	—	37,500	(8)	$84,750	—		—
	—	—	—		—	—	22,000	(9)	$49,720	—		—
	—	—	—		—	—	62,500	(2)	$141,250	—		—
	—	—	—		—	—	—		—	32,000	(10)	$72,320
	—	—	—		—	—	—		—	62,500	(3)	$141,250
Adam Carter	8/15/2014	—	100,000	(4)	$1.69	8/15/2024	—		—	—	—	—
	—	—	—		$—	—	100,000	(11)	226,000	—		—
	—	—	—		$—	—	100,000	(12)	226,000	—		—
Jim Haynes	11/11/2005	25,000	—		$24.55	11/11/2015	—		—	—	—	—
	6/12/2007	5,000	—		$10.05	6/12/2017	—		—	—	—	—
	1/28/2008	21,902	—		$8.75	1/28/2018	—		—	—	—	—
	8/15/2008	24,000	—		$8.90	8/15/2018	—		—	—	—	—
	5/13/2009	20,000	—		$3.10	5/13/2019	—		—	—	—	—
	8/13/2009	76,000	—		$3.50	8/13/2019	—		—	—	—	—
	8/16/2010	34,400	—		$10.43	8/16/2020	—		—	—	—	—
	8/15/2011	19,166	834	(4)	$4.33	8/15/2021	—		—	—	—	—
	—	—	—		—	—	1,250	(13)	2,825	—		—
	—	—	—		—	—	18,750	(14)	42,375	—		—
	—	—	—		—	—	2,500	(7)	5,650	—		—
	—	—	—		—	—	22,000	(9)	49,720	—		—
	—	—	—		—	—	50,000	(2)	113,000	—		—
	—	—	—		—	—	—		—	1,563	(16)	$3,532
	—	—	—		—	—	—		—	32,000	(10)	$72,320
	—	—	—		—	—	—		—	50,000	(3)	$113,000
Yves LeMaitre	3/10/2008	4,875	—		$6.15	3/10/2018	—		—	—		—
	8/15/2008	6,000	—		$8.90	8/15/2018	—		—	—		—
	5/13/2009	7,876	—		$3.10	5/13/2019	—		—	—		—
	8/15/2009	25,876	—		$3.50	8/15/2019	—		—	—		—
	8/16/2010	13,947	—		$10.43	8/16/2020	—		—	—		—
	8/16/2010	3,253	—		$10.43	8/16/2020	—		—	—		—
	8/15/2011	3,513	—		$4.33	8/15/2021	—		—	—		—
	8/15/2011	15,746	741	(4)	$4.33	8/15/2021	—		—	—		—
	—	—	—		—	—	1,250	(13)	2,825	—		—
	—	—	—		—	—	18,750	(14)	42,375	—		—
	—	—	—		—	—	2,500	(7)	5,650	—		—
	—	—	—		—	—	15,625	(15)	35,313	—		—
	—	—	—		—	—	22,000	(9)	49,720	—		—
	—	—	—		—	—	50,000	(2)	113,000	—		—
	—	—	—		—	—	—		—	1,563	(16)	$3,532
	—	—	—		—	—	—		—	32,000	(10)	$72,320
	—	—	—		—	—	—		—	50,000	(3)	$113,000

(1)	Calculated by multiplying the number of unvested shares of our common stock by $2.26, the closing market price per share of our common stock on the NASDAQ Global Select Market on June 26, 2015.

(2)
These restricted stock unit awards will vest as to 33.33% of the number of shares subject to each award on August 11, 2015; 33.33% of the number of shares subject to each award on August 11, 2016; and 8.33% of the number of shares subject to each such award shall vest on the November 11th, February 11th , May 11th, and August 11th following August 11, 2016 over the following year.

(3)
On August 11, 2014, each of Messrs. Dougherty, Mangan, Haynes, and LeMaitre received a performance-based grant of restricted stock units. These performance-based restricted stock unit awards will vest, if at all, at a 100% target level, based upon the achievement of certain earnings targets during a performance period ending on the last day of the Company's fiscal 2017. The performance stock unit awards will vest as to 100% of the underlying shares, subject to continuous service, on the later of (1) the first anniversary of the grant date and (2) the date the Compensation Committee or Board determine that the performance goal has been satisfied. If the performance conditions are not achieved, then the corresponding awards will be forfeited in the first quarter of fiscal 2018.

(4)
The options vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and 1/48th of the shares subject to the option monthly thereafter over the remaining 36 months.

(5)
The restricted stock awards vested as to 25% of the number of shares subject to each restricted stock award on May 10, 2013; and 6.25% of the number of shares subject to each such award shall vest on the August 10th, November 10th, February 10th , and May 10th following May 10, 2013 over the following three years.

(6)
The restricted stock awards vested as to 25% of the number of shares subject to each restricted stock award on May 10, 2014; and 6.25% of the number of shares subject to each such award shall vest on the August 10th, November 10th, February 10th , and May 10th following May 10, 2014 over the following three years.

(7)
The restricted stock awards vested as to 50% of the number of shares subject to each restricted stock award on August 10, 2014; and 12.5% of the number of shares subject to each such award shall vest on the November 10th, February 10th , May 10th and August 10th following August10, 2014 over the following year.

(8)
The restricted stock awards vested as to 25% of the number of shares subject to each restricted stock award on January 10, 2015; and 6.25% of the number of shares subject to each such award shall vest on the February 10th, May 10th, August 10th, and November 10th following January 10, 2015 over the following three years.

(9)
The restricted stock units vested as to 25% of the number of shares subject to each restricted stock unit on February 10, 2015; and 6.25% of the number of shares subject to each such unit shall vest on the May 10th, August 10th, November 10th, and February 10th following February 10, 2015 over the following three years.

(10)
On March 10, 2014, each of Messrs. Mangan, Haynes, and LeMaitre received a performance-based grant of restricted stock units. These performance-based restricted stock unit awards will vest, if at all, based upon based on our ability to achieve operating income breakeven through calendar year 2015 as well as time-based over a four year period. If the performance conditions are not achieved, then the corresponding awards will be forfeited in the third quarter of fiscal year 2016. If the performance conditions are achieved, then the performance-based restricted stock unit awards will vest (a) with respect to 50% of the underlying shares, on February 10, 2016 (the “PSU Initial Vesting Date”) and (b) with respect to the remaining underlying shares, 6.25% of the shares on each February 10th, May 10th, August 10th and November 10th following the PSU Initial Vesting Date over the two years of continuous service thereafter.

(11)
The restricted stock unit award vested as to 25% of the number of the underlying shares subject to the restricted stock award on August 11, 2015; and 6.25% of the number of underlying shares shall vest on the November 11th, February 11th, May 11th, and August 11th following August 11, 2015 over the following three years.

(12)	The restricted stock unit award vested as to 100% of the number of underlying shares on August 11, 2015.

(13)
The restricted stock awards vested as to 25% of the number of shares subject to each restricted stock award on August 15, 2012; and 6.25% of the number of shares subject to each such award shall vest on the November 15th, February 15th , May 15th, and August 15th following August 15, 2012 over the following three years.

(14)
The restricted stock awards vested as to 25% of the number of shares subject to each restricted stock award on August 15, 2013; and 6.25% of the number of shares subject to each such award shall vest on the November 15th, February 15th , May 15th, and August 15th following August 15, 2013 over the following three years.

(15)
The restricted stock award vested as to 25% of the number of shares subject to the restricted stock award on November 10, 2014; and 6.25% of the number of shares subject to each such award shall vest on the February 10th, May 10th, August 10th, and November 10th following November 10, 2014 over the following three years.

(16)	On August 15, 2011, Messrs. Haynes, and LeMaitre received a performance-based grant of restricted stock. The performance conditions were achieved and the final vesting occurred on August 15, 2015.

Fiscal 2015 Option Exercises and Stock Vested Table
The following table sets forth information regarding options exercised and the vesting of restricted stock awards held by our Named Executive Officers during the fiscal year ended June 27, 2015.

2015 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Greg Dougherty	—	—	—	$—
Pete Mangan	—	—	64,000	$114,628
Adam Carter	—	—	—	$—
Jim Haynes	—	—	62,350	$110,506
Yves LeMaitre	—	—	67,425	$119,348
______________

(1)	The amounts reported in this column represent the number of shares of our common stock acquired with respect to full value awards that vested in fiscal year 2015.

(2)
The amounts reported in this column represent the number of shares of our common stock that vested during fiscal year 2015 multiplied by the closing market price of our common stock as quoted on the NASDAQ Global Select Market on each corresponding vesting date.

Potential Payments Upon Termination or Change in Control
Employment, Change in Control and Severance Arrangements

Our employment agreement with Mr. Dougherty provides that if we terminate his employment without “cause” or if he resigns his employment with “good reason” (a “Qualifying Termination”), then he will be eligible to receive the following payments and benefits:

•	A cash payment equal to the sum of twice his annual base salary and twice his target annual cash incentive award opportunity;

•	Accelerated vesting of all outstanding and unvested or unearned restricted stock and/or restricted stock unit awards which vest based on his continued employment; and

•	A monthly payment in the amount of $6,000 for 24 months in lieu of continuing other benefits, such as health and welfare benefits.

In addition, if Mr. Dougherty’s employment is terminated as the result of a Qualifying Termination in connection with a change in control of the Company, then the payments and benefits to which he would be eligible would include, in addition to those set forth above for a Qualifying Termination, accelerated vesting of all outstanding and unvested or unearned restricted stock and/or restricted stock unit awards, whether or not vesting is based on his continued employment.
For purposes of the employment agreement for Mr. Dougherty, the term “cause” means (a) a good faith finding by the Board (excluding the employee) that the employee has engaged in dishonesty, gross negligence or misconduct, or (b) the conviction of the employee of, or the entry of a pleading of guilty or nolo contendere by the employee to, any crime involving moral turpitude or any felony. Further, the term “good reason” means the following acts or omissions by the Company, taken without the employee’s written consent: (i) any material diminution in the employee’s base salary, (ii) a material diminution in the employee’s authority, duties or responsibilities or a material adverse change in reporting structure which means that the employee no longer reports directly to the Board of the Company or any successor company’s board, (iii) a material breach by the Company of the terms of the employment Agreement or (iv) a material adverse change by the Company in the location at which the employee performs employee’s principal duties for the Company to a new location that is both (a) outside a radius of 35 miles from the employee’s principal residence immediately prior to such change and (b) more than 20 miles from the location at which the employee performed employee’s principal duties for the Company immediately prior to such change without the prior consent of the employee.

Mr. Haynes has an employment agreement which generally provides for three months’ notice in the case of a “no just cause” termination. Mr. Haynes may be paid out in lieu of notice under the terms of his employment agreement. In addition, Mr. Haynes receives financial protection in the amount of three months’ basic salary plus pay in lieu of notice (three months) in the case of a termination. Mr. Haynes’ employment agreement also provides non-compete and non-solicit covenants for a period of six months following his termination of employment. In certain situations, as defined in Mr. Haynes’ employment agreement, Mr. Haynes may receive continuation of his monthly basic salary during the period of his non-compete (up to a maximum of 6 months).
Other Named Executive Officers. Each of our currently employed Named Executive Officers (other than Mr. Dougherty) is party to a Retention Agreement. The Retention Agreement provides that if an executive officer dies or his employment with the Company is terminated without “cause” (and not due to Disability, as defined in the Retention Agreement) prior to a “change in control” of the Company, the executive officer will be eligible to receive the following payments and benefits, in addition to accrued benefits:

•
an amount (the Pro Rata Bonus) equal to the product of (i) the average of the executive’s bonuses earned during the last three full fiscal years (or such lesser number of years in which the executive earned a bonus), divided by 2, and (ii) a fraction, the numerator of which is the number of days before the “separation from service” (as defined under Treasury Regulations Section 1.409A-1(h)) in the current bonus period applicable to the current bonus, and the denominator of which is the total number of days in the current bonus period applicable to the current bonus; and

•
an amount equal to the result obtained by multiplying the executive’s "reference salary" by a fraction, the numerator of which is eight months plus one additional month of base salary for each whole year of the executive's employment by us (up to a maximum of 18 months) and the denominator of which is 12.

If the employment of an executive officer is terminated without “cause” (and not due to Disability), upon his or her death, or the executive officer leaves for “good reason” within 12 months following, or 30 days before, a “change in control” of the Company, and only if such termination constitutes a separation from service, the executive officer will be eligible to receive the following payments and benefits, in addition to accrued benefits:

•	an amount equal to 1.5 times the executive’s "reference salary" then in effect;

•	an amount equal to the average of the executive’s bonuses earned during the last 3 full fiscal years (or such lesser number of years in which the executive earned a bonus); and

•	a taxable lump-sum cash payment of $72,000 which the executive may, but is not required to, use to continue his or her existing group health coverage (medical, dental, and vision) then in effect.

In addition to the above payments and benefits, following a “change in control” of the Company, the executive officer will also receive full acceleration of his outstanding equity awards and will have until the earliest of (i) the first anniversary of the separation from service, (ii) the expiration of the original term of the option or (iii) on the first date on which a change in control occurs if options are not assumed or replaced by the successor entity, in order to exercise any outstanding stock option accelerated in accordance with such provisions.

If the employment of an executive officer is terminated by reason of his or her Disability, the executive officer will be eligible to receive an amount equal to the Pro Rata Bonus (defined above), in addition to accrued benefits. If the Disability termination had occurred on June 27, 2015, the executive officers would have received a Pro Rata Bonus in the amounts set forth below in the Table Regarding Amounts Payable, under the column Non-Equity Incentive Plan Compensation for a Type I event, as well as the unpaid accrued vacation time set forth under the column Benefits for a Type I event.

To receive any payments or benefits under the Retention Agreements, the executive officer must sign, and allow to become effective not later than the 55th day after the separation from service, a separation agreement and release in a form reasonably acceptable to the Company that contains, among other standard provisions, the form of release of claims in substantially the form attached to the Retention Agreement. In addition, the executive officer must also continue to comply with his or her continuing obligations to the Company under applicable law and his or her confidential information and inventions assignment agreement. Payments will be made in a single lump sum on or before the 55th day after the separation from service.

For purposes of the Retention Agreements:
The term “cause” means: (i) the executive officer’s willful and continued failure to substantially perform his or her reasonable assigned duties as an employee of the Company (other than due to his or her physical or mental illness or any failure after the executive gives notice of resignation for good reason), and the failure is not cured within 30 days after the CEO gives the executive written notice that specifically identifies why the CEO believes the executive has not substantially performed the executive’s duties; or (ii) the executive officer’s willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. No act or failure to act by the executive shall be considered “willful” unless it is done, or omitted to be done, in bad faith and without reasonable belief that the executive’s action or omission was in the best interests of the Company. The CEO must provide written notice to the executive within 90 days after the occurrence of the acts or omissions constituting the basis for cause. The executive will be given a reasonable opportunity to be heard by the Board, with such hearing occurring at least 15 days, but not more than 30 days, after receipt of that notice. The executive may, at his or her election, be represented by counsel. The Board’s decision after that hearing will be final and binding on all parties.
The term “good reason” means the occurrence, without the executive officer’s written consent, of any of the following events, but if and only (x) if the executive has given written notice to the Board within 90 days after the occurrence of the events constituting the basis for good reason, (y) the Company has not reasonably corrected the events by the 30th day after receipt of such notice, and (z) the executive’s separation from service is effective within 60 days after the last day of the Company’s 30 day cure period (that is, within 90 days after the executive gives written notice): (i) a material diminution in the executive’s authority, duties or responsibilities as in effect immediately prior to the measurement date; (ii) a material diminution in the executive’s base compensation as in effect immediately prior to the measurement date (or, if greater, the executive’s base compensation as increased after the measurement date); (iii) a change by the Company in the location at which the executive performs his or her principal duties for the Company to a new location that is both (1) outside a radius of 35 miles from the executive’s principal residence immediately prior to the measurement date and (2) more than 20 miles from the location at which the executive performed his or her principal duties for the Company immediately prior to the measurement date; or (iv) any other action or inaction that constitutes a material breach by the Company (or a successor entity) of the Retention Agreement.
The term “change in control” means one or more of the following events (including an event that constitutes a Change in Control under one trigger but is specifically exempted from another trigger): (i) the acquisition by a person of beneficial ownership of any capital stock of the Company if, after such acquisition, such person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the Outstanding Company Common Stock) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the Outstanding Company Voting Securities); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with (x) and (y) below; (ii) such time as the Continuing Directors (as defined in the Retention Agreement) do not constitute a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company); (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a Business Combination), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the Acquiring Corporation) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (y) no person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or (d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. However, if necessary for compliance with Internal Revenue Code Section 409A, no transaction will be a change in control unless it is also a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5).
Table Regarding Amounts Payable. The following table shows the payments and benefits potentially payable to each of our Named Executive Officers upon death, if his employment were terminated, if he resigned for good reason, or if a change of control of the Company occurred. These amounts are calculated assuming that the death, employment termination, resignation for good reason or change of control took place on June 27, 2015. The closing market price per share of our common stock on the NASDAQ Global Select Market on June 26, 2015 (the final business day of our fiscal 2015) was $2.26.

	Base Salary ($)(1)		Non-Equity Incentive Plan Compensation ($)		Accelerated Vesting of Options (2)	Accelerating Vesting of Restricted Stock (3)	Benefits ($)		Total ($)
Greg Dougherty
Type I event (4)	$1,200,000	(6)	$1,200,000	(8)	—	$474,600	$201,692	(9)	$3,076,292
Type II event (5)	$1,200,000	(6)	$1,200,000	(8)	—	$757,100	$201,692	(9)	$3,358,792

Pete Mangan
Type I event (4)	$320,833		$42,700		—	—	$5,045	(10)	$368,578
Type II event (5)	$525,000		$85,400		—	$554,830	$77,045	(11)	$1,242,275

Yves LeMaitre
Type I event (4)	$437,500		$38,513		—	—	$27,001	(10)	$503,014
Type II event (5)	$525,000		$77,027		—	$437,735	$99,001	(11)	$1,138,763

Adam Carter
Type I event (4)	$200,000		$57,392	(12)	—	—	—		$257,392
Type II event (5)	$450,000		$121,812		$57,000	$452,000	$72,000	(11)	$1,152,812

Jim Haynes
Type I event (4)	$558,135	(7)	$46,509	(7)	—	—	$14,226	(7)(10)	$618,870
Type II event (5)	$558,135	(7)	$93,019	(7)	—	$402,422	$86,226	(7)(11)	$1,139,802

(1)
Amounts shown are based on each Named Executive Officer's "reference salary." As of June 27, 2015, the "reference salary" for each Named Executive Officer was as follows: Greg Dougherty, $600,000; Pete Mangan, $350,000; Yves LeMaitre, $350,000; Adam Carter, $300,000; Jim Haynes, GBP 237,000. Except as otherwise noted, upon a Type I event, each Named Executive Officer will receive an amount equal to the result obtained by multiplying his "reference salary" by a fraction, the numerator of which is eight months plus one additional month of base salary for each whole year of the Named Executive Officer’s employment by us (up to a maximum of 18 months) and the denominator of which is 12. Except as otherwise noted, upon a Type II event, each Named Executive Officer will receive an amount equal to 1.5 times such officer’s “reference salary.”

(2)
Amounts shown represent the intrinsic value of all unvested option awards which would be accelerated upon the occurrence of the termination event. Intrinsic value for each award is calculated based on the number of shares of our common stock that would be acquired upon the exercise of the portion of the option award subject to acceleration, multiplied by the difference between the closing market price of our common stock of $2.26 on June 26, 2015, as quoted on the NASDAQ Global Select Market, and the exercise price for each option. Each of our Named Executive Officer’ equity awards are subject to double-trigger acceleration. As a result, the Named Executive Officers would not be entitled to receive the amounts listed in this column in the event of a change of control absent a corresponding termination of employment.

(3)
Amounts shown represent the intrinsic value of all unvested restricted awards which would be accelerated upon the occurrence of the termination event, calculated based on the number of restricted awards subject to acceleration multiplied by the closing market price of our common stock of $2.26 on June 26, 2015, as quoted on the NASDAQ Global Select Market. Each of our Named Executive Officers’ equity awards are subject to double-trigger acceleration. As a result, the Named Executive Officers would not be entitled to receive the amounts listed in this column in the event of a change of control absent a corresponding termination of employment.

(4)
For Mr. Dougherty, a “Type I event” means termination without cause or resignation for good reason absent a change of control. For each of the other Named Executive Officers, a “Type I event” means death or termination without cause absent a change of control.

(5)
For Mr. Dougherty, a “Type II event” means termination without cause or resignation for good reason in connection with a change of control. For each of the other Named Executive Officers, a “Type II event” means death, termination without cause or resignation for good reason in connection with a change of control.

(6)	Represents two times Mr. Dougherty’s annual salary.

(7)	Converted from U.K. pounds sterling to U.S. dollars using the noon buying rate of exchange of U.S. dollars to U.K. pounds sterling of $1.57 on June 26, 2015.

(8)	Represents twice the annual target cash incentive award opportunity for Mr. Dougherty.

(9)
Represents $57,692 of earned but unpaid vacation as of June 27, 2015 and $144,000 in lieu of employee medical insurance coverage and employee group life insurance coverage for a period of 24 months following termination.

(10)	Consists of earned but unpaid vacation as of June 27, 2015.

(11)	Consists of earned but unpaid vacation as of June 27, 2015 and a taxable lump-sum cash payment equal to $72,000.

(12)	Mr. Carter began employment with the Company on July 21, 2014. As a result, this amount has been prorated at 94%.

Compensation Committee Interlocks and Insider Participation
Since January 2014, Ms. Holland and Messrs. Cowan and J. Smith have served on our compensation committee. During fiscal year 2015, no executive officer of Oclaro served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on the Board or our compensation committee.
CORPORATE GOVERNANCE
The Board believes that good corporate governance is important to ensure that Oclaro is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that Oclaro has adopted. Complete copies of the committee charters and code of business conduct and ethics described below are available on our website at www.oclaro.com. Alternatively, you can request a copy of any of these documents without charge by writing to Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary.
Corporate Governance Guidelines
The Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of Oclaro and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•
in the event that the Chairman of the Board is not an independent director, the nominating and corporate governance committee shall nominate an independent director to serve as our “Lead Director” who will be approved by the majority of our independent directors;

•	the principal responsibility of the directors is to oversee the management of Oclaro;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors shall meet in executive session at least twice a year and at other times upon request of an independent director;

•	directors shall have full and free access to officers and employees of Oclaro and, as necessary, independent advisors;

•	new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis;

•
at least annually the nominating and corporate governance committee shall oversee a self-evaluation of the Board designed to determine whether the Board and its committees are functioning effectively; and

•
in an uncontested election of directors, each incumbent director nominee must submit an advance irrevocable resignation that is conditioned upon (i) the director's failure to receive the affirmative vote of the "majority of votes cast" of stockholders for that director and (ii) the Board's acceptance of such resignation. See “— Majority Voting Provision” below.

Director Attendance at Annual Meeting of Stockholders
Our corporate governance guidelines provide that each director is encouraged to attend our annual stockholder meeting. Two of our seven directors serving at the time attended our 2014 annual meeting of stockholders.

Board of Directors Meetings
The Board held 12 meetings, including by telephone conference, during fiscal year 2015. The compensation committee of the Board held five meetings, including by telephone conference, during fiscal year 2015. The audit committee of the Board held 14 meetings, including by telephone conference, during fiscal year 2015. The nominating and corporate governance committee of the Board held four meetings during fiscal year 2015. During fiscal year 2015, each director attended at least 75% of the meetings of the Board and the committees on which the director served, if any, during the period that the director served on the Board or any such committees.
Director Independence
Under applicable NASDAQ rules, a director of Oclaro will qualify as an “independent director” only if, among other things, in the opinion of the Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Board has determined that neither Joel Smith, Edward Collins, Lori Holland, Marissa Peterson, Kendall Cowan, nor William L. Smith has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605 of the NASDAQ Stock Market, Inc. Marketplace Rules.
Board Committees
The Board has standing audit, compensation and nominating and corporate governance committees, each of which operates under a charter that has been approved by the Board. A current copy of each committee’s charter is posted on the Corporate Governance section of our website, www.oclaro.com.
The members of the compensation committee of the Board are Mr. Cowan (Chairman), Ms. Holland, and Mr. J. Smith; the members of the audit committee of the Board are Ms. Holland (Chairman), Mr. Collins and Mr. Cowan; and the members of the nominating and corporate governance committee of the Board are Mr. J. Smith (Chairman), Mr. B. Smith and Mr. Collins.
The Board has determined that all of the current members of each of the three standing committees described above are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the audit committee of the Board, the independence requirements of Rule 10A-3 under the Exchange Act.
Audit Committee. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and evaluating the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns; and

•	meeting independently with our independent registered public accounting firm and management.
The audit committee will meet a minimum of four times annually. The Board has determined that Lori Holland, Kendall Cowan and Edward Collins are “audit committee financial experts” as defined in Item 407(d)(5)(ii) of Regulation S-K.
Compensation Committee. The compensation committee’s responsibilities include:

•	annually reviewing and approving, or making recommendations to the Board with respect to, the compensation of our Chief Executive Officer and other executive officers;

•
annually reviewing market trends and our compensation peer group for comparative purposes and reviewing our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on us;

•	making recommendations to the Board with respect to incentive compensation and equity-based plans;

•	administering our incentive compensation and equity-based plans;

•	preparing an annual committee report for inclusion in our proxy statements; and

•	reviewing and discussing our Compensation Discussion and Analysis with senior management and recommending to the Board that the same be included in our proxy statement.
Nominating and Corporate Governance Committee. The nominating and corporate governance committee’s responsibilities include:

•	reviewing with the Board, on an annual basis, the requisite skills and criteria for new board members and the composition of the Board as a whole;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	developing and recommending to the Board corporate governance guidelines;

•	overseeing the self-evaluation of the Board;

•	overseeing an annual review by the Board of succession planning; and

•
promptly considering the resignation tendered by a director nominee in connection with an uncontested election of directors at which such director nominee did not receive the vote of the majority of votes cast and recommending to the Board whether to accept the tendered resignation or to take some other action.

Board Leadership
Our corporate governance guidelines provide that the offices of Chairman of the Board and Chief Executive Officer shall be held by separate individuals. The Board believes that its current leadership structure best serves the objectives of the Board’s oversight of management, the ability of the Board to carry out its roles and responsibilities on behalf of the shareholders, and the Company’s overall corporate governance. The Board also believes that the separation of the Chairman of the Board of Directors and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and leveraging the experience and perspectives of the Chairman of the Board of Directors. The Board periodically reviews the leadership structure and may make changes in the future.
Our corporate governance guidelines provide that in the event that the Chairman of the Board is not an independent director, the nominating and corporate governance committee shall nominate an independent director to serve as “Lead Director,” who shall be approved by a majority of the independent directors. If appointed, the Lead Director will have significant responsibilities with respect to our corporate governance. The Lead Director’s responsibilities will include the following:

•	presiding at all meetings of the Board at which the Chairman of the Board of Directors is not present, including executive sessions of the independent directors;

•	meeting with any director who is not adequately performing his or her duties as a member of the Board or any committee;

•	serving as liaison between the Chairman of the Board of Directors and Chief Executive Officer and the independent directors;

•	approving information sent to the Board;

•	approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	working with the Chairman of the Board of Directors in the preparation of the agenda for each board of director meeting and approve such meeting agendas;

•	otherwise consulting with the Chairman of the Board of Directors and Chief Executive Officer on matters relating to corporate governance and board of director performance; and

•	if requested by a major stockholder, making himself or herself available for consultation and direct communication.
Majority Voting Provision
Our by-laws provide that, in an uncontested election of directors, each nominee shall be elected by the vote of the majority of the votes cast by stockholders for that nominee (meaning the number of shares voted “for” a nominee’s election must exceed the number of shares voted “against” such nominee’s election), and in a contested election, each director shall be elected by the vote of a plurality of the shares represented in person or by proxy at such meeting. An uncontested election means an election where the number of nominees for director does not exceed the number of directors to be elected as of the tenth day preceding the date we first mail our notice of meeting for such meeting to stockholders.
Under our Corporate Governance Guidelines, incumbent director nominees must submit to the Chairman of the Nominating and Corporate Governance Committee of the Board or, in the case of such Chairman, to the Chairman of the Board, an advance irrevocable resignation that is conditioned upon (i) the director’s failure to receive the affirmative vote of the majority of votes cast of stockholders for that director in an uncontested election at the next annual meeting for the reelection of such director at which a quorum is present, and (ii) the Board’s acceptance of such resignation The Nominating and Corporate Governance Committee will promptly consider the resignation tendered and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “against” votes. In making this recommendation, the Nominating and Corporate Governance Committee will consider all factors that it deems relevant including, without limitation, the underlying reasons why stockholders voted “against” the election of the director (if ascertainable), the length of service and qualifications of the director, the director’s contributions to the Company and the Board, whether by accepting such resignation the Company will no longer in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interest of the Company and its stockholders. The Board will consider these and any other factors and additional information it deems relevant, as well as the Nominating and Corporate Governance Committee’s recommendation, when deciding whether to accept or reject the tendered resignation. Any director whose resignation is under consideration shall not participate in the Nominating and Corporate Governance Committee and Board deliberation and recommendation regarding whether to accept the resignation. The Board shall take action within 90 days following certification of the vote, unless a longer period of time is necessary in order to comply with any applicable law, rule, regulation or governing document, in which case the Board may determine to extent such 90 day period by an additional 90 days if it determines that an extension is in the best interest of the Company and its stockholders. We will promptly disclose the decision and process in a Current Report on Form 8-K filed with the SEC.
If a director’s conditional resignation is rejected by the Board, the director will continue to serve for the remainder of his or her term and until his or her successor is duly elected, or his or her earlier death, resignation or removal. If a director’s conditional resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the number of directors comprising the Board, in each case pursuant to the provisions of the Company’s certificate of incorporation and by-laws.
Risk Oversight
The Board as a whole has oversight responsibility for our risk management process. This risk oversight function is carried out both by the full board and by individual committees that are tasked by the Board with oversight of specific risks. The audit committee oversees risks associated with financial and accounting matters including compliance with legal and regulatory requirements, and our financial reporting and internal control systems. The compensation committee evaluates risks associated with our compensation policies and practices so as not to encourage or reward excessive risk-taking by our executives or employees.
On a regular basis the Board receives information and reports from committees, senior management and/or outside counsel and consultants and discusses the identification, assessment, management and mitigation of the risks associated with our strategic and business plans and operations. The Board also holds regular sessions with members of management with the specific purpose of identifying, prioritizing and managing those risks that we believe are material to our operations.
Director Nomination Process
In the event of a decision to nominate one or more non-incumbents for service on the Board, due to the resignation of a sitting director or otherwise, our nominating and corporate governance committee would undertake a process to identify and evaluate director candidates. This process would include requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by the Chairman of the Board, the Lead Director and other members of our nominating and corporate governance committee and the Board. The committee would also consider the extent to which a given candidate increases the diversity of the Board in terms of professional background, business experience, education, and other factors.
In general, in considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. Further, specific consideration is given to, among other things, diversity of background and experience that a candidate would bring to the Board. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our nominating and corporate governance committee at the following address: Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Stockholders also have the right under our By-laws to directly nominate director candidates, without any action or recommendation on the part of the committee or the Board, by following the procedures set forth under “Stockholder Proposals for 2016 Annual Meeting” in this proxy statement.
Communicating with the Directors
The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as she considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board or the Lead Director, if there is one, considers important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
Stockholders who wish to send communications on any topic to the Board should address such communications to the Board, c/o Corporate Secretary, Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers, contractors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.oclaro.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code of business conduct and ethics. There were no waivers of the code of business conduct and ethics in fiscal year 2015.
Related Person Transactions

As a result of our acquisition of Opnext on July 23, 2012, Hitachi, Ltd. (Hitachi) holds approximately 11 percent of our outstanding common stock as of June 27, 2015 based on Hitachi’s most recent Schedule 13G filed with the Securities and Exchange Commission on February 12, 2014.

We continue to enter into transactions with Hitachi in the normal course of business. Sales to Hitachi were $3.6 million and $13.4 million for the year ended June 27, 2015 and June 28, 2014, respectively. Purchases from Hitachi were $15.7 million and $13.9 million for the year ended June 27, 2015 and June 28, 2014, respectively. At June 27, 2015 and June 28, 2014 we had $0.7 million and $2.7 million, respectively, in accounts receivable due from Hitachi and $4.8 million and $4.5 million, respectively, in accounts payable due to Hitachi. We also have certain capital equipment leases with Hitachi Capital Corporation as described in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 27, 2015 and we lease certain facilities in Japan from Hitachi.

We are now party to the following material agreements with Hitachi:

Intellectual Property License Agreements

We are party to two intellectual property license agreements pursuant to which Hitachi licenses certain intellectual property rights to us on the terms and subject to the conditions stated therein on a fully paid, nonexclusive basis and we license certain intellectual property rights to Hitachi on a fully paid, nonexclusive basis. Hitachi has also agreed to sublicense certain intellectual property to us to the extent that Hitachi has the right to make available such rights to us in accordance with the terms and subject to the conditions stated therein.

We are also party to an intellectual property license agreement with Hitachi Communication Technologies, Ltd., a wholly owned subsidiary of Hitachi, whereby Hitachi Communication Technologies, Ltd. licenses certain intellectual property rights to us on a fully paid, nonexclusive basis, and we license certain intellectual property rights to Hitachi Communication Technologies, Ltd. on a fully paid, nonexclusive basis.

Research and Development Agreement

We are party to a Research and Development Agreement pursuant to which Hitachi provides certain research and development support to us in accordance with the terms and conditions of the agreement. Intellectual property resulting from certain research and development projects is owned by us and licensed to Hitachi on a fully paid, nonexclusive basis. Intellectual property resulting from certain other research and development projects is owned by Hitachi and licensed to us on a fully paid, nonexclusive basis. Certain other intellectual property is jointly owned.
Policies and Procedures for Related Person Transactions
The Board has adopted a written policy that contains procedures for the reporting and review of any transaction, arrangement or relationship in which Oclaro is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. Our policy requires that the proposed related person transaction be reviewed and, if deemed consistent with the standards contained in our policy, approved by the audit committee of the Board. Whenever practicable, the reporting, review and approval must occur prior to the effectiveness or consummation of the transaction. If advance review and approval is not practicable, our audit committee must review, and, in its discretion, ratify the related person transaction. The policy permits the chairman of our audit committee to review and, if deemed consistent with the standards contained in our policy, approve the proposed related person transaction if it arises between audit committee meetings, subject to ratification of the related person transaction by our audit committee at its next meeting. Any related person transaction that is ongoing in nature must be reviewed annually by our audit committee.
A related person transaction reviewed under our policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our audit committee must review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the related person transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if our audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Oclaro’s best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.
Our policy excludes from the definition of “related person transaction” the transactions identified by the Commission as not requiring disclosure under the Commission’s related person transaction disclosure rule. Accordingly, such transactions are not subject to reporting, review, approval or ratification under our policy. In addition, the Board has determined that, under certain circumstances, a transaction does not create a material direct or indirect interest on behalf of a related person (and therefore is not a related person transaction under our policy) including if:

•	the transaction is specifically contemplated by the provisions of our certificate of incorporation or By-laws; or

•
the related person’s interests in the transaction arise solely from his or her position as an executive officer of another entity (whether or not he or she is also a director of such entity) that is a participant in the transaction, where (i) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (ii) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (iii) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the entity receiving payment under the transaction.

PROPOSAL 2
APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK UPON CONVERSION OF UP TO $65 MILLION IN AGGREGATE PRINCIPAL AMOUNT OF OUR 6.00% CONVERTIBLE SENIOR NOTES DUE 2020 ISSUED IN A PRIVATE PLACEMENT ON FEBRUARY 19, 2015 IN ACCORDANCE WITH THE TERMS OF THE NOTES AND THE INDENTURE.

Background

On February 19, 2015, we issued $65 million in aggregate principal amount of our 6.00% convertible senior notes due 2020, or the notes, in a private placement, which are convertible into shares of our common stock at the option of the holders in accordance with the terms of the notes and the indenture governing the notes, or the indenture. The notes were issued to qualified institutional buyers as defined in Rule 144A under the Securities Act. We sold the notes at par and received net proceeds of approximately $61.1 million.

The conversion rate was initially set at 512.8205 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $1.95 per share of our common stock). On the date we issued the notes, the closing price of our common stock on The NASDAQ Stock Market, or NASDAQ, was $1.48.

NASDAQ Stockholder Approval Requirement

Companies listed on NASDAQ, as we are, must comply with a series of rules adopted by NASDAQ in order to remain listed. One of those rules, Listing Rule 5635(d), or the 20% Rule, requires a listed company to obtain stockholder approval if, in connection with a private offering of securities, (i) the number of shares of common stock issued (or the number of shares of common stock issuable upon conversion or exercise of securities such as the notes) equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance and (ii) the price at which the common stock is issued (or is issuable) is less than the greater of (A) the book value of the common stock from the company’s most recent public filing at the time the binding agreement to issue the securities is entered into or (B) the market value of the common stock immediately preceding such time.

At the initial conversion price of approximately $1.95 per share, while the number of shares of our common stock issuable upon conversion of the notes exceeds 20% of our common stock outstanding prior to the issuance of the notes, the conversion price is higher than both the market value and the book value per share of our common stock. However, under published NASDAQ guidance relating to the 20% Rule, the question of whether the common stock issuable upon conversion of the notes is at a price above the greater of book value or market value is not determined solely by the initial conversion price. Rather, a company must account for certain circumstances under which the initial conversion price can be adjusted downward. As with most convertible notes, the notes contain mechanisms that, if triggered, reduce the initial conversion price. Under these mechanisms, the lowest price to which the conversion price can decline, subject to anti-dilution adjustments, is $1.46 per share.

The conversion price can only fall to $1.46 per share if holders of notes convert the notes following a “make-whole fundamental change” and the market price for our common stock on the applicable date is at or below the thresholds specified in the indenture, which is filed as an exhibit to our Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2015 that we filed with the SEC on May 7, 2015. A “make-whole fundamental change” is defined in the indenture, but generally will include:

i.	a person or group becoming the beneficial owner of our common stock representing more than 50% of the voting power of our common stock;

ii.
consummation of (A) any share exchange, consolidation or merger pursuant to which our common stock will be converted into cash, securities or other property or (B) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our consolidated assets to any person other than one or more of our subsidiaries;

iii.	our stockholders approving a plan or proposal for our liquidation or dissolution; or

iv.	our common stock ceasing to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A conversion price of $1.46 per share is below the applicable book value per share of our common stock on the date the notes were issued, which was approximately $1.63 per share. Accordingly, the 20% Rule applies to the issuance of the notes and limits the number of shares of common stock that we can issue upon conversion of the notes without first obtaining stockholder approval to 21,803,481 shares.

In order to ensure that the issuance of the notes did not violate the 20% Rule, we added provisions to the notes and the indenture to the effect that we need to obtain the approval of our stockholders prior to issuing more than 21,803,481 shares of our common stock upon conversion of the notes.

In the event we cannot issue shares of common stock upon conversion of the notes in excess of the limits of the 20% Rule, then, in lieu of issuing such excess shares, we agreed in the indenture to pay to a converting holder the value of any such excess shares in cash based on the per-share volume weighted average price of our common stock as displayed on the Bloomberg page, or the Bloomberg VWAP, over a 5 trading day period commencing on the second scheduled trading day after the conversion date. If all outstanding notes as of September 1, 2015 are converted and our stockholders do not approve this proposal, then we would be obligated to pay to converting holders approximately $60.2 million in cash (assuming the applicable Bloomberg VWAP per share is $2.65).

Our board of directors believes it is in our best interests, and in the best interests of our stockholders, to conserve our cash for our business operations. Accordingly, we are seeking your approval to issue shares of common stock upon conversion of the notes in accordance with the terms of the notes and the indenture. If stockholder approval is obtained, we will no longer be subject to a cap on the number of shares that we can issue upon conversion of the notes, and we will be able to conserve the cash that would otherwise be payable to converting holders.

Consequences of Approving the Issuance of Shares

Dilution - If our stockholders approve this proposal and the entire $65 million principal amount of the notes is converted at the initial conversion price, we would issue 33,333,332 shares of common stock (subject to anti-dilution adjustments), representing approximately 30% of the number of shares of our common stock outstanding as of June 27, 2015. If the conversion price were to decline to $1.46 and the entire $65 million principal amount of the notes were to convert at that conversion price, we would issue 44,520,547 shares of common stock (subject to anti-dilution adjustments), representing approximately 41% of the number of shares of our common stock outstanding as of June 27, 2015.

Market Effects - The conversion of the notes may impact trading patterns and adversely affect the market price of our common stock. If significant quantities of our common stock that are issued upon conversion of the notes are sold (or if it is perceived that they may be sold) in the public market, the trading price of our common stock could be adversely affected.

Required Vote

The affirmative vote of the holders of a majority in voting power of the shares of our common stock as of the record date that are present in person or represented by proxy and voting on this proposal at the Annual Meeting is required to approve Proposal 2.

Recommendation of the Board of Directors

The Board believes that the approval of the issuance of shares of our common stock upon conversion of our 6.00% Convertible Senior Notes due 2020 in accordance with the terms of the notes and the indenture is in the best interest of Oclaro and our stockholders and, therefore, unanimously recommends a vote "FOR" Proposal 2.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK

The Company proposes to amend its Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 175,000,000 shares to 275,000,000 shares.
The Board of Directors has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to the Company’s stockholders for their approval an amendment (the “Share Increase Amendment”), which amends Article FOURTH of the Restated Certificate of Incorporation, to effect the increase to the number of authorized shares of Common Stock. The form of Share Increase Amendment is attached to this Proxy Statement as Annex A. If the Share Increase Amendment is approved by the Company’s stockholders, the Company intends to file the Share Increase Amendment with the Secretary of State of the State of Delaware promptly following the Annual Meeting.
Overview
The Certificate of Incorporation currently authorizes the issuance of 175,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share. The Board of Directors approved the Share Increase Amendment, which amends Article FOURTH of the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 175,000,000 shares to 275,000,000 shares and, correspondingly, to increase the total number of shares of all classes of capital stock that the Company has authority to issue from 176,000,000 to 276,000,000 shares.
The proposed Share Increase Amendment would amend Article FOURTH of the Restated Certificate of Incorporation to read in its entirety as follows:
“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 276,000,000 shares, consisting of (i) 275,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) 1,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).”
As of September 1, 2015, there were:

•	110,148,368 shares of Common Stock issued and outstanding;

•
10,213,103 shares of Common Stock subject to outstanding awards under the Company’s equity incentive and stock purchase plans (excluding 470,743 shares of Common Stock subject to outstanding restricted stock awards under the Company’s equity incentive and stock purchase plans that are included in total number of shares reflected in the immediately preceding bullet);

•	4,462,733 shares of Common Stock reserved for future grants under the Company’s equity incentive and stock purchase plans; and

•
21,803,481 shares of Common Stock reserved for issuance upon conversion of the notes. If our stockholders approve Proposal No. 2 to allow us to issue shares of Common Stock upon conversion of the notes in accordance with the terms of the indenture and, therefore, to lift the cap of the 20% Rule, then (i) if the conversion price of the notes remains at the initial conversion price of $1.95 per share, we would reserve an additional 11, 529,851 shares, for a total of 33,333,332 shares of Common Stock, that we would issue if the entire $65 million principal amount of the notes is converted at that conversion price (assuming no anti-dilution adjustments would apply) or (ii) if the conversion price of the notes is adjusted downward according to the make-whole fundamental change table included in the indenture to $1.46 per share, we would reserve an additional 22,717,066 shares, for a total of 44,520,547 shares of Common Stock, that we would issue if the entire $65 million principal amount of the notes is converted at that conversion price (assuming no anti-dilution adjustments would apply).

As a result, and assuming Proposal No. 2 is approved by our stockholders, approximately 169,593,485 shares of the Company’s 175,000,000 authorized shares of Common Stock have been issued or are (or will be ) reserved for issuance and, accordingly, few shares are available to the Company for use in connection with its future financing or other corporate needs. The lack of authorized shares of Common Stock available for issuance could unnecessarily limit or delay the Company’s ability to pursue future financings, acquisitions and other transactions. The Company could also be limited in its ability to effectuate future stock splits or stock dividends.

Background and Purpose of the Share Increase Amendment
The Board of Directors believes it is in the Company’s and the Company’s stockholders’ best interest to increase the number of authorized shares of Common Stock to 275,000,000 in order to ensure that additional shares of Common Stock are available for general corporate purposes, which may include:

•	raising capital through sales of equity securities (issuances of shares of Common Stock or debt or equity securities that are convertible into Common Stock);

•	establishing strategic relationships with other companies;

•	providing equity incentives to employees, officers or directors;

•	acquiring other businesses or assets;

•	declaring stock dividends or effecting stock splits; and

•	achieving other corporate purposes.

Other than (i) the issuance of shares of Common Stock in connection with the Company’s existing employee benefit plans and (ii) the issuance of shares of Common Stock upon conversion of the notes, the Company does not have any current intention or plan to issue shares of Common Stock. The Board of Directors believes the additional authorized shares of Common Stock should be available for financing and other corporate purposes, without the potential expense and delay incident to obtaining stockholder approval for a particular financing or other issuance.
Effects of the Proposed Share Increase Amendment
The additional shares of authorized Common Stock would be identical to the shares of Common Stock now authorized and outstanding, and the Share Increase Amendment would not affect the rights of current holders of Common Stock. Any issuances of additional shares of Common Stock, however, could adversely affect the existing holders of shares of Common Stock by diluting their ownership, voting power and earnings per share and book value per share with respect to such shares. The current holders of Common Stock do not have preemptive rights to purchase any shares of Common Stock that may be issued and the Board of Directors has no plans to grant such rights with respect to any such shares. The Company is currently authorized to issue up to 1,000,000 shares of Preferred Stock, none of which is issued or outstanding. The Board of Directors has the authority to determine the price, rights, preferences, privileges and restrictions, including voting rights and the right to convert any Preferred Stock into shares of Common Stock, of the unissued shares of Preferred Stock without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be harmed by, the rights of the holders of any Preferred Stock that may be issued in the future. The proposed Share Increase Amendment will not affect this authorization.
As a general matter, the Board of Directors would be able to issue or reserve for issuance the additional shares of Common Stock in its discretion from time to time, without further action or approval of the Company’s stockholders, subject to and as limited by applicable law, regulation and the rules or listing requirements of any then applicable securities exchange.
Possible Anti-Takeover Effects of the Share Increase Amendment
The Board of Directors is unaware of any specific effort to obtain control of the Company and has no present intention of using the proposed increase in the number of authorized shares of Common Stock as an anti-takeover device. However, the Company’s authorized but unissued Common Stock could (within the limits imposed by applicable law, regulation and the rules or listing requirements of any then applicable securities exchange) be issued in one or more transactions that could make a change of control much more difficult and therefore more unlikely. The additional authorized shares of Common Stock could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in a potential takeover situation, including preventing or delaying a proposed business combination that is opposed by the Board of Directors, although perceived to be desirable by some stockholders.
No Appraisal Rights
Stockholders will not have dissenters’ or appraisal rights under Delaware corporate law or under the Company’s Restated Certificate of Incorporation in connection with the proposed Share Increase Amendment.

Required Vote
The affirmative vote of holders of a majority in voting power of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting is required to approve the Company’s proposal to adopt the Share Increase Amendment in the form attached to this Proxy Statement as Annex A. The proposal is not conditioned upon approval of any other proposal contained in the Proxy Statement. If the proposal is approved, the Company intends to file the Share Increase Amendment promptly following the Annual Meeting. The Board of Directors reserves the right at any time before the effective date of the amendment to the Restated Certificate of Incorporation, notwithstanding approval of the proposal by the Company’s stockholders, to abandon the proposed amendment without further action by the stockholders. If the proposal is not approved, the Share Increase Amendment will not be filed with the Secretary of State of the State of Delaware.
Recommendation of the Board of Directors
The Board believes that the approval of the Share Increase Amendment is in the best interest of Oclaro and our stockholders and, therefore, unanimously recommends a vote “FOR” Proposal 3.

PROPOSAL 4
APPROVAL OF AN AMENDMENT TO
THE FIFTH AMENDED AND RESTATED 2001 LONG-TERM STOCK INCENTIVE PLAN

Introduction
We are asking our stockholders to approve an amendment (the “Amendment”) to the Fifth Amended and Restated 2001 Long-Term Stock Incentive Plan (the “Plan”) to add 8,000,000 shares of our common stock to the existing share reserve under the Plan. In addition, if our stockholders approve this Amendment, the approval will allow us to grant the newly reserved shares subject to awards that may qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code.

If our stockholders approve the Amendment under this Proposal 4, the Amendment will become effective as of the date of the Annual Meeting. If our stockholders do not approve this Amendment, we may have insufficient shares to fulfill the objectives of our compensation program and therefore we may be required to use our available cash to provide incentive compensation opportunities to our workers. We believe approval of the Amendment is in the best interests of our stockholders.

The actual text of the Plan is attached to this proxy statement as Annex A. The following description of the Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Annex A.

Why We Believe You Should Vote for the Amendment

As of September 1, 2015, grants covering 8,663,770 shares were outstanding under the Plan, grants covering 2,233,568 shares were outstanding under the Company’s Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”) and 4,462,733 shares remained available for issuance under the Plan. No awards may be granted in the future under the 2004 Plan. We anticipate needing approximately 8,000,000 additional shares for new equity grants in the next two years.

We believe that our future success depends in part on our ability to attract, motivate and retain high quality employees, consultants and directors and that the ability to provide equity awards under the Plan is critical to achieving this success. We would be at a severe disadvantage if we could not use stock-based awards covering a meaningful number of shares to recruit key talent in this competitive market for human capital. In addition, we use annual refresh grants to encourage workers to remain with us over a number of years, which provides continuity of institutional knowledge and minimizes the distractions and inefficiencies caused by employee turnover.

We also believe that our future success depends in part on our ability to align the interests of our employees, consultants and directors with those of our stockholders, and that equity compensation is a key way to foster this alignment. Alignment comes in two key ways. First, the value our workers can realize from their equity compensation is based on our stock price performance. Second, we can use performance-based vesting to focus our workers on achieving specific goals that we believe are important to our success.

We believe that equity compensation can help limit the cost to stockholders of our compensation programs, and can preserve cash for other uses in growing our business or returning value to our stockholders. If the Amendment is not approved, we may need to replace the lost compensation value with larger cash awards, which would increase our cash compensation expense. That cash that might be better utilized if reinvested in our businesses or returned to our stockholders.

Selected Information on Share Use

To help our stockholders better understand our historical equity compensation practices, currently anticipated needs, and an estimate of the potential cost of dilution from our request for additional shares, we note that, as of September 1, 2015:

•	We have 110,148,368 shares of our common stock issued and outstanding;

•
We have 6,920,885 shares (6.3% of our issued and outstanding common stock, after excluding the 470,743 shares of restricted stock included in the total number of shares of common stock issued and outstanding reflected in the immediately preceding bullet) subject to outstanding unvested full-value awards (restricted stock, restricted stock units and performance-based restricted stock units);

•
We have 3,292,218 shares (3.0% of our issued and outstanding common stock) subject to outstanding stock options and stock appreciation rights, with a weighted average exercise price of $7.01 and an average remaining term of 4.58 years;

•	We have 4,462,733 shares available for future grant under the Plan;

•
Given our fungible share ratio of 1.4 under the Plan, we have an aggregate of only 3,187,666 shares available for future grants in the form of full-value awards (2.9% of our issued and outstanding common stock);

•
The total number of shares of common stock subject to outstanding awards (10,683,846 shares, including restricted stock awards, and after taking into account the fungible share ratio), plus the total number of shares available for future awards under the Plan (3,187,666 shares after taking into account the fungible share ratio of 1.4), represents a current overhang percentage of 12.9% (in other words, the potential dilution of our stockholders represented by the Plan, when viewed against our shares of common stock currently issued and outstanding, including shares of restricted stock);

•
We are asking for an additional 8,000,000 shares of common stock for future issuance under the Plan (which number is reduced to 5,714,285 after taking into account the fungible share ratio of 1.4) - this represents 5.2% of our issued and outstanding common stock (that is, the potential the dilution of our stockholders that would occur if the Amendment is approved);

•
The total shares of common stock subject to outstanding awards (10,683,846 shares, which includes restricted stock), plus the total shares available for future awards under the Plan (3,187,666 shares), plus the proposed additional shares available for future issuance under the Plan (8,000,000 shares), represents a total number of 19,585,797 shares (17.8% of our issued and outstanding common stock), after taking into account the fungible share ratio of 1.4 for each of these three overhang components; and

•
Based on the closing price on the NASDAQ Global Select Market for our common stock on September 1, 2015 of $2.66 per share, the aggregate market value as of that date of the 8,000,000 additional shares of common stock requested for issuance under the Plan was $21,280,000.

We recognize that our stockholders want to know about our recent grant practices, including our recent “burn rate”, when considering how to vote on our proposal to approve the Plan. We believe that burn rate or run rate (measuring a company’s annual usage of shares) is generally calculated as the number of shares granted divided by the weighted average number of shares outstanding. The burn rate generally demonstrates how quickly a company uses available shares. The table below provides our average aggregate three-year burn rate under the Plan and its predecessor plans. We note that for Russell 3000 companies in our GICS group (Technology Hardware), the ISS benchmark burn rate as of February 1, 2015 is 5.85%. We believe that our recent annual burn rates, and our burn rate as compared to the ISS benchmark rate for 2015, demonstrate our commitment to sound equity compensation grant practices.

Fiscal Year	Options Granted	Restricted Stock Awards/Units Granted (Excluding Performance-Based)	Performance-Based Restricted Stock Awards/Units Earned	Total Adjusted Shares Granted	Weighted Average Shares at End of Fiscal Year	Adjusted Burn Rate
2013	423,000	2,539,962	—	4,232,943	87,770,000	4.8%
2014	320,000	3,347,278	515,000	6,113,417	98,986,000	6.2%
2015	164,000	2,712,900	—	4,233,350	108,144,128	3.9%
Average Three-Year Burn Rate (2013-2015)						5.0%

In determining the number of shares to request for approval under the Amendment, our Compensation Committee consulted Compensia to review current market practices in the use of equity compensation. The Compensation Committee also considered other material factors, including our recent share usage, anticipated hiring needs in the next two years, the potential dilution (as noted in the figures above), our current focus on granting full value awards (and therefore the importance of the fungible share ratio), our current stock price, recent experiences in the equity awards expected by new hire candidates, and general guidance from institutional proxy advisory firms such as ISS that our stockholders might consider in evaluating the Amendment. After reviewing this information in a subjective, non-formulaic fashion, our Compensation Committee decided to request that our stockholders approve an additional 8,000,000 shares be added to the Plan’s share reserve.

We currently anticipate that the shares requested, when combined with currently available reserves, will provide for grants in the ordinary course of business for approximately two years. However, the proposed share reserve could last for a shorter or longer period of time, such as might be the case if equity compensation practices within our peer group changed and required us to alter our current grant practices to remain competitive, or if our stock price changes materially. As noted in "Other Plan Highlights" and elsewhere below, and consistent with the terms of our Plan and market practices, our Compensation Committee will retain full discretion under the Plan to determine the form, terms, number and size of awards to be granted under the Plan, and future benefits that may be received by participants under the Plan are not determinable at this time.

Responsible Plan Features

•
The Plan does not require automatic acceleration on a change in control, and allows the Board to provide for the continuation or cancellation of outstanding awards. The Plan does not contain a liberal change in control definition.

•	The Plan does not permit liberal share recycling.

•
The Plan provides that the exercise price of stock options or SARs will be no less than the fair market value of our shares of common stock on the date of grant (as adjusted for any changes in capitalization).

•	Repricing of underwater options and SARs is prohibited without stockholder approval under the Plan.

•	The Plan does not provide for tax gross ups.

•	There are no options with “reload” rights outstanding under the Plan.

Summary of the Material Provisions of the Plan
Share Reserve
Subject to certain adjustments set forth in the Plan, the aggregate number of shares that may be issued pursuant to awards under the Plan will consist of (A) the authorized share reserve of 18,148,762 shares under the Plan plus (B) an additional 8,000,000 shares being requested under this Proposal 4 plus (C) the shares subject to awards (measured on the date of this Annual Meeting) granted under the 2004 Plan that expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to vest in those shares, or are otherwise reacquired or withheld to satisfy a tax withholding obligation in connection with such awards if, as, and when such shares are subject to such events, which aggregate number of shares described in (A) through (C) will not exceed 28,382,330 shares. Full value awards granted under the Plan count as 1.4 shares for purposes of the share reserve. If any shares covered by an award granted under the Plan are forfeited, or if an award expires, terminates or is canceled (other than by reason of exercise or vesting), then the shares covered by the award will again be available for grant under the Plan.

Limits on Award Size
The maximum number of shares of our common stock which may be subject to awards granted to any one participant during any calendar year is 1,000,000 shares. The maximum amount that may be paid to a participant in cash during any calendar year with respect to cash-based awards is $1,500,000. For clarity, these two limits, which were approved by our stockholders with the approval of the Fourth Amended and Restated 2001 Long-Term Stock Incentive Plan in January 2014, are intended to satisfy one of the requirements for deductibility of compensation under Code Section 162(m). These limits are equally applicable to awards granted under the Plan to our Board members.

In addition, currently, the maximum aggregate number of shares that may be issued on the exercise of incentive stock options granted under the Plan is limited to 21,210,288 shares.

Administration
The Plan may be administered by the Board, our Compensation Committee, another duly authorized committee of the Board, or, in limited cases and subject to applicable law, by a committee of officers. In general, the plan administrator has the authority to: (i) designate participants; (ii) determine the types of awards, the number of shares covered by awards, and the terms and conditions of awards; (iii) interpret the Plan; (iv) amend, suspend, or waive provisions of the Plan; (v) appoint agents to help administer the Plan; and (vi) make any other determination that it deems necessary for the administration of the Plan. Decisions by the plan administrator are final and binding on all persons.

Eligibility
Under the Plan, we may grant awards to members of our Board and to the employees and consultants of Oclaro and its subsidiaries. Section 422 of the Code limits the granting of “incentive stock options” to qualifying employees of Oclaro and its subsidiaries. As of September 1, 2015, we have six non-employee members of our Board of Directors, and approximately 1,287 employees and 68 contingent workers worldwide. However, not all of our employees or contingent workers have or will receive awards under the Plan.

Awards - Types and General Terms
We may grant stock options, stock appreciation rights (“SARs”), restricted stock, dividend equivalent rights, restricted stock units, and performance-based awards under the Plan. The plan administrator will determine the purchase or exercise price applicable to an award, which, together with any withholding taxes due, may generally be paid in cash, by tender of previously owned shares, by the withholding of shares otherwise issuable under the award, by withholding against other compensation due to the award recipient, or through the use of a broker-assisted sale of shares subject to the award. The plan administrator will approve the any vesting, exercise or issuance restrictions that apply to the award, which may be based on continued service and/or achievement of performance goals. Generally, we limit the transferability of awards granted under the Plan to transfers on death and divorce.

Stock Options & Stock Appreciation Rights
An option is the right to receive a share of stock on the future exercise of the option and payment of the exercise price. We may grant both “incentive stock options” as defined under Section 422 of the Code and nonqualified stock options under the Plan. A SAR is the right to receive payment (in cash, stock or a combination of the two) of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the SAR over the grant price of the SAR.

Except as permitted in connection with certain mergers or acquisitions, and subject to the provisions of Code Sections 409A and 424(a), we may not grant stock options or SARs with an exercise price that is less than 100% of the fair market value of our common stock on the date of grant, or, in the case of a recipient of an incentive stock option who owns more than 10% of our stock, 110% of the fair market value at the time of grant. If an option fails to qualify as an incentive stock option, we will treat it as a nonqualified stock option. The plan administrator will determine the maximum life of options and SARs, which in no event may exceed seven years, or, in the case of a recipient of an incentive stock option who owns more than 10% of our stock on the date of grant, such term will not exceed five years.

No options or SARs may be repriced without stockholder approval (that is, we cannot amend an outstanding option or SAR to lower the exercise price or exchange an outstanding option or SAR for a new award with a lower exercise price). In addition, we may not exchange an outstanding option or SAR with an exercise price above the then current fair market value of our common stock for cash or another award, or take any other action that may be treated as a repricing under the listing requirements of Nasdaq.
Restricted Stock
An award of restricted stock is the issuance of shares of our common stock which are subject to restrictions on the right to retain or transfer such shares. We may grant eligible employees, consultants and directors under the Plan in such amounts and on such terms and conditions as determined by the plan administrator. Generally, holders of restricted stock have the right to vote such shares and receive dividends with respect to such shares (subject, in some cases, to the obligation to vest in the shares underlying such dividends).

Restricted Stock Units
Restricted stock units represent the right to receive a share of stock (or, if determined by the administrator, the cash equivalent) in the future. Restricted stock units are a derivative right, and therefore holders of restricted stock units do not have the power to vote the shares subject to their award or to receive actual dividends in respect of their units. However, we may grant dividend equivalent rights in connection with an award of restricted stock units.

Dividend Equivalent Rights
Dividend equivalents rights represent the right to receive the equivalent value (in cash or common stock) of the dividends paid on a share of our common stock during the term of the award. Generally, dividend equivalent rights are granted as to the number of shares that are subject to another award held by the recipient that otherwise would not be eligible to receive actual dividends (such as a restricted stock unit), and will vest and be payable on terms and conditions that govern the other award.

Performance-Based Awards
We may grant cash or equity awards under the Plan that are granted, vest or are payable based in whole or in part on the achievement of corporate and/or individual performance goals. We may, but are not required, to grant these awards on terms that meet the requirements for full deductibility of the compensation under Section 162(m) of the Code. If our Compensation Committee wishes to grant an award that is eligible to be “performance-based compensation” under Section 162(m) of the Code, then, with respect to any such award, the Compensation Committee will use good faith efforts to comply with Section 162(m) and the related regulations and guidance.

We are not required under the Plan to follow a specific performance formula using the same performance goal each year. Instead, we designed the Plan to allow our Compensation Committee the flexibility to select one or more goals from the list that our stockholders have previously approved, and to establish a formula for determining a payout based on achievement of those goals. By approving the Amendment, our stockholders are also approving the use of these same previously approved goals with respect to the additional shares being added to the share reserve under this Amendment. These goals are: (i) pre-tax income or after-tax income, adjusted or pro forma net income; (ii) earnings including operating income, net operating income, earnings before or after taxes, earnings before or after interest, and/or earnings before or after bonus, depreciation, amortization, and/or extraordinary or special items or earnings before interest, taxes and bonus; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) operating income; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) revenues; (viii) net tangible assets (working capital plus property, plants and equipment) or return on net tangible assets (operating income divided by average net tangible assets) or working capital or average operating working capital or average operating working capital to sales (average operating working capital divided by sales); (ix) operating cash flow (operating income plus or minus changes in working capital less capital expenditures); (x) cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) sales or sales growth; (xii) operating margin or profit margin; (xiii) share price or total shareholder return; (xiv) earnings from continuing operations; (xv) cost targets, reductions or savings, productivity or efficiencies; (xvi) economic value added; (xvii) strategic business criteria; and (xviii) operational criteria.

The Compensation Committee may choose to measure performance based on absolute target values, growth, maintenance or limiting losses or values relative to peers or indices. The Compensation Committee may measure performance as compared to a prior period, and may select a period that is shorter or longer than one full fiscal year. The Compensation Committee may select and measure goals based on company-wide performance or that of one of our business units. Our Compensation Committee retains the discretion to reduce or eliminate any performance-based award that would otherwise be payable under the Plan.

Our Compensation Committee may provide that attainment of a performance goal will be measured by adjusting the evaluation of performance to exclude any one or more of: (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (v) charges for restructuring and rationalization programs, (vi) non cash compensation expense from stock compensation and (vii) one time charges or credits. Our Compensation Committee may also adjust or modify the calculation of the achievement of a performance goal to prevent the dilution or enlargement of the rights of an award holder: (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting Oclaro, or the financial statements of Oclaro, or (c) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

Foreign Participants
For countries in which we and our subsidiaries operate or have persons eligible to participate in the Plan, the plan administrator has the power to determine which of our subsidiaries are covered by the Plan, to determine which of our directors, employees and consultants outside the U.S. are eligible to participate in the Plan, to modify the terms and conditions of any award granted to such eligible individuals to comply with applicable foreign laws, to establish subplans and modify any terms and procedures (with certain exceptions), and to take any action that it deems advisable with respect to local governmental regulatory exemptions or approvals.

Adjustments
If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our stock or the share price of our stock, the plan administrator will make proportionate adjustments to reflect such change with respect to: (i) the aggregate number and type of shares that may be issued under the Plan and any limits on the size of individual awards or the maximum number of shares that may be issued as ISOs, (ii) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (iii) the grant or exercise price per share for any outstanding awards under the Plan.

Change in Control
The Plan does not require automatic single trigger vesting on a change in control. Instead, on a “change in control” (as defined in the Plan), the plan administrator may, on such terms and conditions as it deems appropriate, take any of the following actions: terminate any award in exchange for an amount of cash, if any, that would have been attained on exercise of such award, replace any award with other rights or property, provide that any award be assumed or replaced by the successor, adjust the number and type of shares subject to the award, provide that any award is fully vested, exercisable, or payable or cannot be vested, exercisable, or payable before the change in control. Except as may otherwise be provided in any written agreement between the participant and us, if awards are not converted, assumed, or replaced by the successor, such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse. In addition, on or in anticipation of a change in control, the plan administrator may cause awards outstanding under the Plan to terminate if not exercised within a period of time determined by the plan administrator.

Expiration, Termination, and Amendment
The Plan will expire on, and no award may be granted under this Plan after, July 23, 2023. We are not asking stockholders to extend the life of the Plan by this Amendment. Our Board of Directors may terminate, amend, or modify the Plan at any time, subject to any requirements to also obtain stockholder approval of such actions under applicable law, regulation or stock exchange rule. On the expiration of the Plan, outstanding awards will remain in force according to the terms of the Plan and the applicable award agreement.

Federal Income Tax Aspects of Awards under the Plan
The following summary of the material U.S. federal income tax consequences of the Plan under current federal income tax law is intended for general information only. The summary is not a complete analysis of all of the potential tax effects of the Plan, and does not address the foreign, state or local income tax laws that apply to awards that are granted under the Plan.

Section 162(m). Under current U.S. federal income tax law, an employer may take a deduction for compensation paid to its workers if the compensation is an ordinary, necessary and reasonable business expense, and if the employer timely withholds applicable taxes and properly reports the amount earned. However, Section 162(m) of the Code limits an employer’s ability to take a deduction for compensation payable to “covered employees” in excess of $1,000,000 unless the compensation is awarded and paid in a manner that qualifies it as "performance-based compensation". The rules governing the deductibility of “performance-based compensation” are complex, but require, among other things, obtaining stockholder approval of the material terms of the “performance-based compensation”. We are seeking stockholder approval of the Amendment so that we may have the flexibility to grant “performance-based compensation” in the future using the shares that are the subject of the Amendment. However, we are not required to ensure that all compensation earned under the Plan is fully deductible under Section 162(m) of the Code. We reserve the right to grant and pay compensation to our “covered employees” and our other employees that is not fully deductible under the Code.

Incentive Stock Options. If an option qualifies for incentive stock option treatment, the optionee will recognize no ordinary income at grant or exercise of the option. Instead, the excess of the fair market value of the common stock at exercise over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares for more than two years after grant of the option and more than one year after exercise of the option, then on the optionee’s sale or disposition of his shares, any gain will be taxed as capital gain. If the optionee disposes of his or her shares of common stock prior to the expiration of one or both of the above holding periods, the optionee generally will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the common stock at the exercise date or the sale price of the common stock. Any gain recognized on such a disposition of the common stock in excess of the amount treated as ordinary income will be characterized as capital gain. The Company will generally be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

Nonstatutory Stock Options & SARs. A holder of a nonstatutory stock option or SAR will not recognize any taxable income at grant. Instead, on exercise or settlement, the holder will recognize ordinary income equal to the excess of the fair market value of the common stock underlying the award on the exercise date over the exercise price. The Company will generally be allowed a business expense deduction to the extent the holder recognizes ordinary income, subject to Sections 162(m) and 280G of the Code. On any subsequent sale of shares received in connection with exercise or settlement, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the common stock has been held for at least the applicable long-term capital gain period (currently more than one year).

Restricted Stock. Generally, a participant will not be taxed at the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture or is otherwise freely transferable. At that time, the participant will be taxed on the difference between the fair market value of the common stock and the amount the participant paid, if any, for such restricted stock. However, the recipient of restricted stock under the Plan generally may make an election under Section 83(b) of the Code to be taxed as of the date of transfer of the restricted stock. The Company will generally be allowed a business expense deduction to the extent the holder recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

Restricted Stock Units. The participant generally will not recognize taxable income at the time of the grant of restricted stock units. Instead, the holder will generally recognize ordinary income when the shares are issued under the award in an amount equal to the value of such shares at the time of issuance. The Company will generally be allowed a business expense deduction to the extent the holder recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

Dividend Equivalents. A participant generally will not recognize taxable income at the time of the grant of dividend equivalents. Instead, the holder will generally recognize ordinary income at the time the compensation is paid under the award in an amount equal to the value of such payment. The Company will generally be allowed a business expense deduction to the extent the holder recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

Other Tax Information. The Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act.

Equity Compensation Plan Information

The following table summarizes our equity compensation plans as of June 27, 2015:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Stock Units	Weighted-average Exercise Price of Outstanding Options (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,926,843	$7.07	8,920,969
Equity compensations plans not approved by security holders	—	—
	7,926,843	$7.07	8,920,969
_______________

(1)
The weighted-average exercise price does not take into account shares issuable upon the vesting of outstanding restricted stock unit awards, which have no exercise price. In connection with the acquisition of Opnext, outstanding options to purchase 10,119,340 shares of Opnext common stock were converted into options to purchase 4,250,011 shares of our common stock.

New Plan Benefits

We cannot determine the specific amounts that may be awarded in the future, and the specific recipients of such amounts, under the Proposed VPP at this time, because the grant and actual payout of awards under the Proposed VPP is subject to the discretion of the plan administrator. No awards have been granted or promised from the shares that are the subject of the Amendment.

Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of additional shares of common stock under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amendment by our stockholders.
Required Vote

The affirmative vote of the holders of a majority in voting power of the shares of our common stock as of the record date that are present in person or represented by proxy and voting on this proposal at the Annual Meeting is required to approve Proposal 4.

Board Recommendation
The Board believes that the approval of the Amendment to the Plan is in the best interest of Oclaro and our stockholders and, therefore, unanimously recommends a vote "FOR" Proposal 4.

PROPOSAL 5
APPROVAL OF THE ADOPTION OF THE
AMENDED AND RESTATED VARIABLE PAY PROGRAM
In July 2015, our Compensation Committee unanimously approved the Amended and Restated Variable Pay Program (the "Proposed VPP"), subject to approval by our stockholders. Stockholder approval of the VPP is one of the requirements of Section 162(m) of the Code that will allow the Company the flexibility to grant cash incentive opportunities to "covered employees" that qualify as deductible "performance-based compensation" within the meaning of Section 162(m) of the Code.
Our stockholders approved the material terms of our existing VPP (referred to in this proxy statement as the "Existing VPP") in October 2011. The Proposed VPP is substantially similar to the Existing VPP. If our stockholders approve the adoption of the Proposed VPP under this Proposal 5, the Proposed VPP will become effective for bonus opportunities granted on or after the close of our current fiscal year - that is, on or after July 3, 2016. If our stockholders do not approve this Proposed VPP, then following the close of fiscal year 2015, Oclaro may not be able to use the Existing VPP to grant cash bonus opportunities for fiscal year 2016 that qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.
Summary of the Proposed VPP
The following paragraphs summarize the material terms of the Proposed VPP. This summary is qualified in its entirety by the provisions of the Proposed VPP, a copy of which has been attached to this proxy statement as Annex B. For a summary of our Existing VPP, see “Compensation Discussion and Analysis-Explanation of Decisions Made with Respect to Fiscal 2015 Compensation-Annual Cash Incentive Compensation”.
General.    We adopted the Proposed VPP to provide Oclaro with an additional means to motivate eligible employees to achieve our corporate goals on terms that may allow Oclaro to maximize the tax deductibility of the compensation earned by our executives. We believe that by tying compensation to Oclaro’s performance (or that of one of our business units), we will increase Oclaro’s success and thereby increase stockholder value.
Eligibility.    We have designed the Proposed VPP to permit us the flexibility to grant cash incentive compensation to both our executive employees and our non-executive employees who have the potential to contribute to Oclaro’s success. Therefore, we can grant awards under the Proposed VPP that do not conform to the requirements of Section 162(m) of the Code. Our Compensation Committee or our Board will decide who will receive the opportunity to earn compensation under the Proposed VPP. No person is automatically entitled to participate in the Proposed VPP in any plan year. As of September 1, 2015, Oclaro has 1,282 employees.
Administration.    Our Compensation Committee will generally be responsible for administering the Proposed VPP, including selecting the employees who will receive award opportunities, setting the terms and conditions of the award opportunities, determining whether to grant awards on terms that would allow such awards to be eligible for treatment as “performance-based compensation” within the meaning of Section 162(m) of the Code, evaluating and certifying actual performance against the selected goals, exercising negative discretion, and approving the final payouts under the Proposed VPP. All determinations of the Compensation Committee that are not inconsistent with the plan’s terms will be final and binding on all persons.
Evaluation of Performance.    We are not required under the Proposed VPP to follow a specific performance formula using the same performance goal each year. Instead, we designed the Proposed VPP to allow our Compensation Committee the flexibility to select one or more goals from the list that we are asking our stockholders to approve now, and to establish a formula for determining a payout based on achievement of those goals. We are asking our stockholders to approve the use of the following goals: growth in revenue or product revenue; growth in the market price of stock; operating margin; margin, including gross margin; operating income; operating income after taxes; operating profit or net operating profit; pre-tax profit; earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; income, before or after taxes (including net income); total return on shares of stock or total stockholder return; earnings, including but not limited to earnings per share and net earnings; return on stockholder equity or average stockholder's equity; return on net assets; return on assets, investment or capital employed; expenses; cost reduction targets, reduction or savings, productivity or efficiencies; return on capital; economic value added; market share; operating cash flow; cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization; cash flow per share; improvement in or attainment of working capital levels; debt reduction; debt levels; capital expenditures; sales or revenue targets, including product or product family targets; billings; workforce diversity; customer satisfaction; implementation or completion of projects or processes; improvement in or attainment of working capital levels; strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, financial management, project management, supervision of litigation, information technology, or goals relating to mergers and acquisitions, divestitures, joint ventures or similar transactions and integration of acquired companies; operational criteria, consisting of one of more of objectives based on yield improvement, scrape reduction and cycle time reductions; stockholders' equity; and other measures of performance selected by the Compensation Committee to the extent consistent with Section 162(m) of the Code or to the extent an award is not intended to be eligible for treatment as “performance-based compensation” within the meaning of Section 162(m) of the Code.
The Compensation Committee may choose to measure performance based on absolute target values, growth, maintenance or limiting losses or values relative to peers or indices. The Compensation Committee may measure performance as compared to a prior period, and may select a period that is shorter or longer than one full fiscal year. The Compensation Committee may select and measure goals based on company-wide performance or that of one of our business units.
Our Compensation Committee may provide that attainment of a performance goal will be measured by adjusting the evaluation of performance in accordance with U.S. generally accepted accounting principles ("GAAP") as follows: to include or exclude restructuring and/or other nonrecurring charges; to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; to include or exclude the effects of changes to GAAP required by the Financial Accounting Standards Board; to include or exclude the effects of any statutory adjustments to corporate tax rates; to include or exclude the effects of any "extraordinary items" as determined under GAAP; to include or exclude the effect of payment of the bonuses under the Proposed VPP and any other bonus plans of Oclaro; to include or exclude the effect of stock-based compensation and/or deferred compensation; to include or exclude any other unusual, non-recurring gain or loss or other extraordinary item; to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; to include or exclude the effects of divestitures, acquisitions or joint ventures; to include or exclude the effects of discontinued operations that do not qualify as a segment of a business unit under GAAP; to assume that any business divested by Oclaro achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; to include or exclude the effect of any change in the outstanding shares of common stock of Oclaro by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); to reflect any partial or complete corporate liquidation; to reflect shippable backlog; and to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology.
Our Compensation Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the Proposed VPP.
Payment of Awards.    We intend that awards payable under the Proposed VPP will be paid in cash, but we retain the flexibility to pay earned awards in another form of compensation (such as common stock issued under our stockholder approved stock plans). The Compensation Committee will determine when earned compensation will be paid. Generally, earned amounts will be paid promptly after the participant earns and vests in such compensation. However, the Compensation Committee may choose to defer the payment of awards, if necessary or desirable to preserve the deductibility of such awards under Section 162(m) of the Code or to serve the intended purpose of the award.
Maximum Award.   We are asking our stockholders to approve the maximum award size that may be granted and paid under the Proposed VPP be equal to the product of (x) $2,000,000, multiplied by (y) the number of complete fiscal years contained within the performance period selected by the Compensation Committee. For example, if the Compensation Committee decides to use two semi-annual performance periods for fiscal year 2016, the sum of the maximum awards for both periods cannot exceed $2,000,000. Similarly, if the Compensation Committee decides to have a performance period that measures performance from the start of fiscal year 2016 through the end of fiscal year 2017, the maximum award that can be earned for this performance period cannot exceed $4,000,000.
Effective Date.   If approved by our stockholders, the Proposed VPP will become effective on July 3, 2016. No award opportunities have been granted under the Proposed VPP at this time.
Amendment and Termination.    The Compensation Committee may amend, modify, suspend or terminate the Proposed VPP, in whole or in part, at any time, including amendments designed to correct any defect, supply omitted data or reconcile any inconsistency. We may not make any amendment or modification to, or suspend or terminate the Proposed VPP, without the consent of any adversely affected award holder. In addition, Section 162(m) of the Code limits our ability to amend or modify the Proposed VPP with respect to awards that we intend to qualify as deductible "performance-based compensation".

Summary of Federal Income Tax Consequences
Under current U.S. federal income tax law, employees generally recognize ordinary income equal to the amount of the award paid in the year of payment, and employers generally must withhold from such payments applicable income and employment taxes. An employer may take a deduction for such paid compensation if the compensation is an ordinary, necessary and reasonable business expense, and if the employer timely withholds applicable taxes and properly reports the amount earned.
Section 162(m) of the Code limits an employer’s ability to take a deduction for compensation payable to “covered employees” in excess of $1,000,000 unless the compensation is awarded and paid in a manner that qualifies it as "performance-based compensation". The rules governing the deductibility of “performance-based compensation” are complex, but require, among other things, obtaining stockholder approval of the material terms of the “performance-based compensation”. We are seeking stockholder approval of the Proposed VPP so that we may have the flexibility to grant “performance-based compensation” in the future. However, the terms of the Proposed VPP do not require that all compensation earned under the Proposed VPP be fully deductible under Section 162(m) of the Code. We reserve the right to grant and pay compensation to our “covered employees” and our other employees that is not fully deductible under the Code.
New Plan Benefits
We cannot determine the specific amounts that may be awarded in the future, and the specific recipients of such amounts, under the Proposed VPP at this time, because the grant and actual payout of awards under the Proposed VPP is subject to the discretion of the plan administrator. As noted above, the plan administrator may grant awards to our employees, and the maximum award size that may be granted and paid under the Proposed VPP will be equal to the product of (x) $2,000,000, multiplied by (y) the number of complete fiscal years contained within the performance period selected by the Compensation Committee.
Required Vote
The affirmative vote of the holders of a majority in voting power of the shares of our common stock as of the record date that are present in person or represented by proxy and voting on this proposal at the Annual Meeting is required to approve Proposal 5.
Board Recommendation
The Board believes that the approval of the adoption of the Proposed VPP is in the best interest of Oclaro and our stockholders and, therefore, unanimously recommends a vote “FOR” Proposal 5.

PROPOSAL 6
APPROVAL OF THE ADVISORY RESOLUTION APPROVING
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. The Board has adopted a policy to hold annual advisory votes on the compensation of our Named Executive Officers.
We are asking our stockholders (pursuant to Section 14A of the Securities Exchange Act of 1934) to provide advisory approval of the compensation of our Named Executive Officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 13. Our executive compensation programs are designed to enable us to attract, motivate and retain executives, who are critical to our success. These programs link compensation to the achievement of pre-established corporate financial performance objectives and provide long-term incentive compensation that focuses our executives’ efforts on building stockholder value. We urge our stockholders to review the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement and related compensation tables for more information.
The Board believes that the information provided within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to align management’s interests with our stockholders’ interests to support long-term value creation.
The following resolution is submitted for a stockholder vote at the Annual Meeting:
RESOLVED, that on an advisory basis, the compensation of Oclaro’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, compensation tables, related narratives and descriptions of this proxy statement for the Annual Meeting is hereby approved.
The vote is advisory only, and therefore not binding on Oclaro, our Compensation Committee or the Board. Although non-binding, the vote will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the years to come.
Required Vote
The affirmative vote of the holders of a majority in voting power of the shares of our common stock as of the record date that are present in person or represented by proxy and voting on this proposal at the Annual Meeting is required to approve Proposal 6.
Board Recommendation
The Board believes that the approval of the advisory resolution approving the compensation of our Named Executive Officers is in the best interest of Oclaro and our stockholders and, therefore, unanimously recommends a vote “FOR” Proposal 6.

PROPOSAL 7
RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending July 2, 2016, subject to ratification by our stockholders at the Annual Meeting. If our stockholders do not ratify the selection of Grant Thornton LLP, our audit committee will reconsider the matter. A representative of Grant Thornton LLP, which has served as our independent registered public accounting firm since February 11, 2008, is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires. Even if the selection of Grant Thornton LLP is ratified, our audit committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Oclaro and our stockholders.
Required Vote

The affirmative vote of the holders of a majority in voting power of the shares of our common stock as of the record date that are present in person or represented by proxy and voting on this proposal at the Annual Meeting is required to approve Proposal 7.
Board Recommendation
The Board believes that the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending July 2, 2016 is in the best interest of Oclaro and our stockholders and, therefore, unanimously recommends a vote “FOR” Proposal 7.

AUDIT MATTERS
Principal Accounting Fees and Services
The following table summarizes the fees of Grant Thornton LLP, our independent registered accounting firm, for the fiscal years ended June 27, 2015 and June 28, 2014. For the fiscal year ended June 27, 2015, audit fees include an estimate of amounts not yet billed by Grant Thornton LLP.

	Fiscal Year End
Fee Category	June 27, 2015	June 28, 2014
	(Thousands)
Audit fees (1)	$2,376	$2,604
Audit-related fees (2)	—	246
Tax fees	—	—
All other fees	—	—

Total fees	$2,376	$2,850

(1)
Audit fees consist of fees for the audit of our consolidated financial statements, the audit of our internal control over financial reporting, the review of our interim consolidated financial statements included in our quarterly reports, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for services related to due diligence and audits in connection with the disposition of assets.

AUDIT COMMITTEE REPORT
The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended June 27, 2015 and has discussed these consolidated financial statements with our management and independent registered public accounting firm.
The audit committee has also received from, and discussed with, Grant Thornton LLP, our independent registered public accounting firm, various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board Rule 3200T.
Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The audit committee has discussed with the independent registered public accounting firm its independence from Oclaro.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the Board that the audited consolidated financial statements be included in Oclaro’s Annual Report on Form 10-K for the fiscal year ended June 27, 2015.
By the audit committee of the Board of Directors of Oclaro, Inc.
Lori Holland, Chairman
Edward Collins
Kendall Cowan
Pre-Approval Policies and Procedures
The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. Our policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such preapproval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
The audit committee may delegate to each individual member of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING
If a stockholder intends to submit a proposal for inclusion in the proxy statement and proxy card for our 2016 annual meeting, the stockholder must follow the procedures outlined in Rule 14a-8 under the Exchange Act. We must receive any proposals intended for inclusion in the proxy statement at our principal executive offices, Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, no later than May 24, 2016. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
If a stockholder wishes to present a proposal at the 2016 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, the stockholder must also give written notice to us at the address noted above. Our By-laws specify the information that must be included in any such notice, including (1) a brief description of the business desired to be brought before the annual meeting, the text relating to the business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our By-laws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on our books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (3) the class and number of shares of stock which are owned, of record and beneficially, by the stockholder and beneficial owner, if any, (4) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder or such beneficial owner, if any, in such business, (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (6) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such proposal. Generally, we must receive this notice at least 90 days, but not more than 120 days, prior to the first anniversary of the preceding year’s annual meeting. As a result, the notice period following the 2015 annual meeting will begin on July 13, 2016 and end on August 12, 2016. However, if the 2016 annual meeting is scheduled to be held more than 20 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, the notice must be received no earlier than the 120th day prior to the 2016 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2016 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting is mailed or public disclosure of the date of such meeting is made, whichever occurs first. The adjournment or postponement of the 2016 annual meeting (or the public announcement thereof) will not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. If the stockholder fails to provide timely notice of a proposal to be presented at the 2016 annual meeting, the proposal will be untimely, the chairman of the meeting may exclude the proposal from being brought before the meeting and the proxies designated by the Board will have discretionary authority to vote on such proposal should it be allowed to come before the meeting. Stockholders also have the right under our By-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the Board, by following the procedures set forth in this paragraph.
HOUSEHOLDING OF PROXY STATEMENT
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or 2015 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our 2015 Annual Report and/or proxy statement to you if you write or call us at the following address or phone number: Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134, Attention: Stock Administrator, (408) 383-1400. If you would like to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.
FINANCIAL STATEMENTS AVAILABLE; INCORPORATION BY REFERENCE
A copy of our Annual Report on Form 10-K for the fiscal year ended June 27, 2015, containing our audited consolidated financial statements for the fiscal year ended June 27, 2015, accompanies this proxy statement, but is not part of our soliciting materials. To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” or “Compensation Committee Report” to the extent permitted by the rules of the Commission will not be deemed incorporated, unless specifically provided otherwise in such filing.

OTHER MATTERS
The Board knows of no business that will be presented for consideration at the Annual Meeting other than that described above. Under our By-laws, the deadline for stockholders to notify us of any proposals or director nominations to be presented at the Annual Meeting has passed. However, if any other business should come before the Annual Meeting, including consideration of a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies), it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

         We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution. We have engaged Mackenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate.
This proxy statement contains statements regarding future individual and Company performance targets and Company goals. These targets and Company goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
We encourage you to attend the Annual Meeting in person. However, in order to make sure that you are represented at the Annual Meeting, we urge you to vote your shares over the Internet or by telephone as provided in the instructions on the proxy card, or complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors,

Marissa Peterson
Chairman of the Board of Directors
September 21, 2015
San Jose, California

ANNEX A

Oclaro, Inc.
Fifth Amended and Restated
2001 Long-Term Stock Incentive Plan
(as amended on July 29, 2015)

This Fifth Amended and Restated 2001 Long‑Term Stock Incentive Plan (as amended on July 29, 2015, the “Plan”) is effective as of the date it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders held in November 2015 (the “2015 Effective Date”). The Plan, as amended, adds 8,000,000 additional Shares to the Share Reserve.

SECTION 1.Purpose. The Board intends that this Plan will help to: (i) attract and retain exceptional officers and other key employees, consultants and directors; (ii) motivate such individuals by means of equity incentives (including performance-based awards) to achieve the Company’s goals and (iii) enable such individuals to participate in the long-term growth and financial success of the Company.

SECTION 2.Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by, or controls, the Company and (ii) only to the extent that it would not result in a violation of any applicable laws or regulations, any entity in which the Company has a significant equity interest, or any entity that, with the Company, is under the common control of another entity. Affiliate status is determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” means and includes each of the following:

For Awards granted prior to July 23, 2012:

(i)A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, Hitachi, Ltd., an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d‑3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii)During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described herein) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(a)Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(b)After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv)The Company’s stockholders approve a liquidation or dissolution of the Company.

For Awards granted on or after July 23, 2012: an event or occurrence set forth in any one or more of subsections (i) through (iv) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

(i)    The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (any such individual, entity or group, a “person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such “person” beneficially owns (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) fifty percent (50%) or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the “person” exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (b)(iii) below;

(ii)    Such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (A) who was a member of the Board on the date of the execution of this Agreement or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(iii)    The consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through

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one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (B) no “person” (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, thirty percent (30%) or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For all Awards, whether granted prior to, on or after July 23, 2012, the Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean either (i) the Board or (ii) a committee of the Board (including a subcommittee of a committee of the Board) designated by the Board (or the committee of the Board) to administer the Plan. The Company shall be mindful of the limitations of Board authority as well as on delegation of authority permitted under Rule 16b 3 under the Exchange Act, Section 162(m) of the Code, and other rules and regulations that govern authority to grant or amend Award or administer the Plan.

“Company” shall mean Oclaro, Inc., together with any successor thereto.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an employee, director or consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service. If the entity for which a Participant is rendering services ceases to qualify as an Affiliate, such Participant’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate. To the extent permitted by law, the Committee or the chief executive officer of the Company, in that party’s discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Committee or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. A leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement applicable to the Participant, or as otherwise required by law. In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

“Covered Employee” means an employee who is, or is reasonably likely to be, a “covered employee” within the meaning of Section 162(m) of the Code.

“Director Award Election” shall have the meaning set forth in Section 8(f).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Fair Market Value” means, as of any given date, (a) if the Shares are traded on an exchange, the closing price of a Share as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if the Shares are not traded on an exchange but are quoted on a quotation system, the mean between the closing representative bid and asked prices for a Share on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if the Shares are not publicly traded, the fair market value established by the Committee acting in good faith.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Independent Director” means a member of the Board who is not an employee of the Company.

“Independent Director Grant” shall mean and include, for Awards prior to July 23, 2012, any of an Initial Grant, Pro Rata Grant, December 2007 Grant, or Annual Grant as set forth in Section 8(e) of the Plan.

“Newly Elected Independent Director” shall have the meaning set forth in Section 8(e).

“Non‑Employee Director” means a member of the Board who qualifies as a “Non‑Employee Director” as defined in Rule 16b‑3(b)(3) under the Exchange Act, or any successor rule.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is not intended to be, or that does not otherwise qualify as, an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 9 of the Plan.

“Participant” shall mean any officer or other key employee, consultant or director of the Company or its Subsidiaries eligible for an Award under Section 5 and selected by the Committee to receive an Award under the Plan.

“Performance-Based Award” means an Award granted to a Participant, the grant of which, the vesting of which, or the determination of the size of which is contingent, in whole or in part, on the achievement of performance, including but not limited to Performance Goals. A Performance-Based Award may be denominated in cash or Shares.

“Performance Bonus Award” is a cash-based Award that has the meaning set forth in Section 10(a) hereof.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) pre‑tax income or after‑tax income, adjusted or pro forma net income; (ii) earnings including operating income, net operating income, earnings before or after taxes, earnings before or after interest, and/or earnings before or after bonus, depreciation, amortization, and/or extraordinary or special items or earnings before interest, taxes and bonus; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) operating income; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) revenues; (viii) net tangible assets (working capital plus property, plants and equipment) or return on net tangible assets (operating income divided by average net tangible assets) or working capital or average operating working capital or average operating working capital to sales (average operating working capital divided by sales); (ix) operating cash flow (operating income plus or minus changes in working capital less capital expenditures); (x) cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) sales or sales growth; (xii) operating margin or profit margin; (xiii) share price or total shareholder return; (xiv) earnings from continuing operations; (xv) cost targets, reductions or savings, productivity or efficiencies; (xvi) economic value added; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic

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business expansion, customer satisfaction, employee satisfaction, human resources management, financial management, project management, supervision of litigation, information technology, or goals relating to mergers and acquisitions, divestitures, joint ventures or similar transactions and integration of acquired companies and (xviii) operational criteria, consisting of one of more of objectives based on yield improvement, scrape reduction and cycle time reductions, any of which may be measured either in absolute terms, by comparison to comparable performance in an earlier period or periods, or as compared to results of a peer group, industry index, or other company or companies. Such Performance Criteria: (A) may vary by Participant and may be different for different Awards; (B) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (C) if intended to comply with the requirements of Code Section 162(m), shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). The Committee may specify that such Performance Criteria shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (v) charges for restructuring and rationalization programs, (vi) non‑cash compensation expense from stock compensation and (vii) one‑time charges or credits. The Performance Criteria may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be paid and a maximum level of performance above which no additional payment will be made. For Awards not intended to satisfy Code Section 162(m), the Committee may select other performance measures and may specify other means of adjustment. For Awards intended to satisfy Code Section 162(m), the Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Prior Effective Date” means July 23, 2013.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan. A Restricted Stock Unit that is subject to performance conditions, including but not limited to Performance Goals, is sometimes referred to as a “Performance Unit” or a “Performance Stock Unit”.

“Share Reserve” shall have the meaning specified in Section 4(a).

“Shares” shall mean shares of common stock of the Company, par value $.01 per share, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split‑up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 13(b).

“Stock Appreciation Right” or “SAR” shall mean any right granted under Section 7 of the Plan to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the grant price of the SAR as set forth in the applicable Award Agreement.

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“Subsidiary” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) only to the extent that it would not result in a violation of any applicable laws or regulations, any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Substitute Awards” shall have the meaning specified in Section 4(e).

SECTION 3.Administration.

(a)Committee. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b‑3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a committee of members of the Board and, if permitted by law, to a committee composed of officers of the Company. Unless otherwise determined by the Board, any committee of the Board that administers the Plan shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non‑Employee Director and an “independent director” under the rules of the NASDAQ Global Market (or other principal securities market on which Shares are traded). Notwithstanding the foregoing: the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan with respect to such Awards shall be deemed to refer to the Board. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. Committee members may resign from serving on a committee that administers the Plan at any time by delivering written notice to the Board, and the Board will appoint Persons to fill those vacancies.

(b)Governance of the Committee. Any committee acting as the Committee shall be subject to any charter for such Committee approved by the Board. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in Section 3(a) or otherwise provided in the charter of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(c)Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer or reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(d)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

(e)No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder. For clarity, neither the Company nor any member of the Committee will be liable to any Person for failure to cause an Award to comply with Code Section 162(m).

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SECTION 4.Shares Available for Awards.

(a)Shares Available. Subject to adjustment as provided in Section 13, the aggregate number of Shares that may be issued pursuant to Awards shall consist of the authorized share reserve of 26,148,762 Shares, plus the Shares subject to awards (measured at the 2015 Effective Date) granted under the 2004 Plan that expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to vest in those Shares, or are otherwise reacquired or withheld to satisfy a tax withholding obligation in connection with such awards if, as, and when such shares are subject to such events, which aggregate number of Shares will not exceed 28,382,330 Shares (the “Share Reserve”). This Share Reserve is subject to adjustment to reflect any stock split on or before the 2015 Effective Date. Full value awards granted under the Plan, after November 14, 2014, shall count as 1.4 Shares for purposes of the share limits under the Plan. Any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such Award shall again be, or shall become, Shares with respect to which Awards may be granted hereunder (and for the avoidance of doubt, after the Effective Date, any Shares covered by full value awards shall be returned to the Plan as 1.4 Shares for purposes of the share limits under the Plan).

(b)Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13, (1) the maximum number of Shares that may be granted to any one Participant under one or more Awards that are denominated in Shares during any calendar year shall be 1,000,000 Shares, and (2) the maximum amount that may be paid in cash during any calendar year with respect to any Award which is denominated in cash shall be $1,500,000. For clarity, these two limits, which were approved by the Company’s stockholders in connection with the approval of the Prior Plan in January 2014, are intended to satisfy the requirements of Code Section 162(m), and are equally applicable to Awards granted under this Plan to Independent Directors.

(c)Limitation for Incentive Stock Options. Notwithstanding anything in this Section 4 or elsewhere in this Plan to the contrary and subject to adjustment as provided in Section 13 of this Plan, the aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 21,210,288.

(d)No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or exercise price of any Award.

(e)Substitute Awards. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(f)Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5.Eligibility and Participation.

(a)Eligibility. Any officer or other employee, consultant or director of the Company or any of its Subsidiaries shall be eligible to be designated a Participant under the Plan.

(b)Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees, consultants or Independent Directors, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which such employees, consultants or Independent Directors outside the United States are eligible to participate in the Plan, subject to Section 5(a) above;

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(iii) modify the terms and conditions of any Award granted to such employees, consultants or Independent Directors outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 4(a) and 4(b) of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

SECTION 6.Stock Options.

(a)Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, which terms shall be set forth in the applicable Award Agreement. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non‑Qualified Stock Options, or to grant both types of Options. Incentive Stock Options may only be granted to employees of the Company or employees of any “parent corporation” or “subsidiary corporation” thereof (within the meaning of Sections 424(e) and (f), respectively, of the Code), and the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non‑Qualified Stock Options, unless the written approval by the Committee of such Award and the applicable Award Agreement expressly state that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non‑Qualified Stock Option appropriately granted under the Plan (provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non‑Qualified Stock Options).

(b)Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant. However, an Option may be granted with an exercise price lower than 100% of the Fair Market Value if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right (which option or right was granted by another Person) in connection with a Change in Control or acquisition by the Company the other Person, and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code.

(c)Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d)Term of Options. The Committee shall determine the term of each Option; provided that such term shall not exceed seven years.

(e)Payment.

(i)    No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor and any related tax is received by the Company. Such payment may be made in cash or its equivalent, or, with the consent of the Committee (w) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), (x) at any time that the Shares are publicly traded on a nationally recognized stock exchange or stock market or quoted on an interdealer quotation system, through delivery of irrevocable instructions to a broker (as selected or approved by the Committee) to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, (y) if an Option is a Non-Qualified Stock Option, by a “net exercise” arrangement by which the Company will reduce the number of Shares received upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price, coupled with a cash payment for any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of

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whole Shares to be issued (and for clarity, these Shares used to pay the exercise price will be issued at exercise, and then immediately reacquired by the Company) or (z) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(ii)    Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(f)Incentive Stock Options. The terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the other requirements of this Section 6, must comply with the provisions of this Section 6(f).

(i)    Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non‑Qualified Stock Options.

(ii)    Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(iii)    Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non‑Qualified Stock Option.

SECTION 7.Stock Appreciation Rights.

(a)Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof, which terms shall be set forth in the applicable Award Agreement. Notwithstanding the foregoing, in no event shall the per share grant price of a Stock Appreciation Right be less than 100% of the Fair Market Value of a Share on the date of grant. However, a Stock Appreciation Right may be granted with a grant price lower than 100% of the Fair Market Value if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right (which option or right was granted by another Person) in connection with a Change in Control or acquisition by the Company the other Person, and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

(b)Exercise and Payment. A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of a Share on the date the Stock Appreciation Right is exercised over (B) the per Share grant price of the Stock Appreciation Right and (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

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(c)Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 8.Restricted Stock and Restricted Stock Units.

(a)Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards, which terms shall be set forth in the applicable Award Agreement.

(b)Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c)Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid to the Participant in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Shares of Restricted Stock pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion. The Committee may, but is not required to, grant dividend equivalent rights in respect of Restricted Stock Units. Unless otherwise expressly stated in the Award Agreement, Restricted Stock Units will not be granted with accompanying dividend equivalent rights.

(d)Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Restricted Stock or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law.

(e)Independent Director Grants. Nothing in this Plan amends the terms of Awards granted to Independent Directors granted prior to July 23, 2012. For Awards granted on or after July 23, 2012 the type and number of Awards shall be determined by the Board from time to time.

(f)Timing of Payment for Independent Director Grants. Each Independent Director Grant of Restricted Stock Units granted prior to July 23, 2012 provides that the cash, Shares or other securities or property payable in respect of the vested Restricted Stock Units shall be paid to the Independent Director upon the earliest to occur of (i) a “change in control event” (within the meaning of Section 409A of the Code), (ii) such director’s “separation from service” from the Company (within the meaning of Section 409A of the Code), and (iii) such director’s death; provided, however, that no such payment shall be made to an Independent Director during the 6‑month period following such Independent Director’s separation from service if such Independent Director is a “specified employee” at the time of such separation from service (as determined by the Company in accordance with Section 409A of the Code) and the Company determines that paying such amounts at the time or times set forth in this subsection (f) would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day following the end of such 6‑month period, the Company shall pay the Independent Director the cumulative payments that would have otherwise been payable to the Independent Director during such 6‑month period.

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(g)Reserved.

(h)Independent Director Grant Compliance with Section 409A. Any Independent Director Grant that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code shall satisfy the requirements of Section 409A of the Code and this Section 8, to the extent applicable. The Award Agreement with respect to such Award shall incorporate the terms and conditions required by Section 409A of the Code and this Section 8. Without limiting the generality of the foregoing, the time or schedule of any distribution or payment of any cash, Shares or other securities or property payable in respect of vested Restricted Stock Units subject to Section 409A of the Code shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

SECTION 9.Other Stock‑Based Awards.

(a)General. The Committee shall have authority to grant to Participants an “Other Stock‑Based Award,” which shall consist of any right which is (i) not an Award described in Sections 6 through 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock‑Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

(b)Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 9 or Section 8, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

(c)Form of Payment. Payments with respect to any Awards granted under this Section 9 shall be made in cash, in Shares or a combination of both, as determined by the Committee.

SECTION 10.Performance-Based Awards.

(a)Performance Bonus Awards. The Committee may grant an Award under this Plan that is a cash bonus payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee (such an Award, a “Performance Bonus Award”). Performance Bonus Awards are a type of Performance-Based Award. A Performance Bonus Award may, but need not, be granted in a manner that complied with Code Section 162(m).

(b)Procedures with Respect to Performance-Based Awards. If the Committee wishes to grant an Award that is eligible to be “performance-based compensation” under Section 162(m)(4)(C) of the Code, then, with respect to any such Award, the Committee will use good faith efforts to comply with Code Section 162(m) and the related regulations and guidance. For example, if necessary, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (i) the date ninety (90) days following the commencement of the applicable Performance Period and (ii) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Similarly, if necessary, prior the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other materials terms under such Award have been satisfied. As permitted under Section 162(m), the Committee may exercise negative discretion to reduce the number of Shares, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals. For clarity, this paragraph recites the requirements of Code Section 162(m) as a convenience to the reader, and does not create any new obligations beyond such requirements, nor does it create any obligation to grant awards that satisfy Code Section 162(m).

(c)Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and that the Committee intends to qualify as “performance-based compensation” under Section 162(m) of the Code shall be subject to the additional applicable limitations set forth in Section 162(m)

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of the Code and the regulations or rulings issued thereunder that are requirements for qualification as “performance-based compensation” under Section 162(m)(4)(C) of the Code. This Plan incorporates these requirements by reference to the extent necessary to satisfy Code Section 162(m).

SECTION 11.Amendment and Termination.

(a)Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time. However, any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. In addition, to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. For example, under current laws and regulations, stockholder approval would generally be required for any amendment to the Plan that (A) increases the number of shares available under the Plan (other than any adjustment as provided by Section 13), (B) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant; (C) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant.

(b)Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(c)Prohibition on Repricing. Subject to Section 13, the Committee may not, without the approval of the Company’s stockholders, take any action with respect to Awards that would constitute a “repricing” within the meaning of the rules and listing standards of The Nasdaq Stock Market (or such other principal national securities market or exchange on which the Shares are then listed).

SECTION 12.General Provisions.

(a)Nontransferability.

(i)Each Award, and each right under any Award, shall be exercisable only by the Participant, except that upon death or disability of a Participant, if permissible under applicable law, it shall be exercisable by the Participant’s legal guardian or representative. The Company may, but is not required to, permit transfer of an Award on divorce or other legal dissolution of a marriage or legally recognized partnership (e.g., civil union), except to the extent such transfer required (and permitted) by applicable law.

(ii)Unless otherwise specified in an Award Agreement, no Award may be transferred or assigned by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported transfer or assignment shall be void and unenforceable against the Company or any Affiliate; provided that the written designation of a beneficiary on death or disability by legally recognized means that is approved by the Committee shall not constitute a transfer or assignment.

(b)No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c)Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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(d)Withholding.

(i)A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

(ii)Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Award a number of Shares with a Fair Market Value equal to such withholding liability. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

(iii)Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Award pursuant to Section 11(a) of the Plan, the transferee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Award by such transferee.

(e)Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(f)No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(g)No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or any other written agreement between such Participant and the Company.

(h)No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(i)Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of: (i) the State of New York, without regard to principles of conflicts of laws for all Awards granted prior to July 23, 2012; and (ii) the State of Delaware, without regard to principles of conflicts of laws for all Awards granted on or after July 23, 2012.

(j)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to

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conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(k)Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b‑3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(l)Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

(m)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(n)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(o)Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(p)Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

(q)Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the

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Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause. The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or “constructive termination.”

(r)Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet or other shared electronic medium controlled by the Company to which the Participant has access.

(s)Change in Time Commitment. If a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion (and without the need to seek or obtain the consent of the affected Participant) to (x) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.

SECTION 13.Changes in Capital Structure and Corporate Transactions.

(a)In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin‑off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the Share price, the Committee shall make proportionate adjustments to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 4(a), 4(b) and 4(c)); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)In the event of a Change in Control or any transaction or event described in Section 13(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

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(iv)To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)To provide that the Award cannot vest, be exercised or become payable after such event.

(c)Acceleration Upon a Change in Control. Notwithstanding the foregoing, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

SECTION 14.Expiration Date.

(a)Expiration Date. This Oclaro, Inc. Fifth Amended and Restated 2001 Long-Term Stock Incentive Plan will expire on, and no Award may be granted pursuant to this Plan after, the tenth anniversary of the Prior Effective Date - that is, July 23, 2023. Any Awards that are outstanding on the tenth anniversary of such date shall remain in force according to the terms of this Plan and the applicable Award Agreement.

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ANNEX B

Oclaro, Inc.
Amended and Restated Variable Pay Program

1.             Purposes of the Plan.   This Oclaro, Inc. Amended and Restated Variable Pay Program sets forth the plan for payment of cash bonuses to those Participants designated for participation and is intended to increase stockholder value and the success of the Company by motivating Participants to perform to the best of their abilities and to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such Participants with incentive awards based on the achievement of goals relating to the performance of the Company or one of its business units or upon the achievement of objectively determinable performance goals. The Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Code Section 162(m).  Nothing in the Plan requires that any compensation that can be earned under the Plan be fully deductible under Section 162(m).

2.             Definitions.

(a)          “Award” means, with respect to each Participant, the award determined pursuant to Section 8(a) below for a Performance Period. Each Award is determined by a Payout Formula for a Performance Period, subject to the Committee’s authority under Section 8(a) to eliminate or reduce the Award otherwise payable.

(b)          “Base Salary” means, as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

(c)           “Board” means the Board of Directors of the Company.

(d)          “Code” means the Internal Revenue Code of 1986, as amended.

(e)           “Committee” means the Executive Compensation Committee of the Board, or another committee or subcommittee of the Board, which shall, with respect to payments hereunder intended to qualify as performance-based compensation under Code Section 162(m), consist, to the extent required by Section 162(m), solely of two or more members of the Board who qualify as “outside directors” within the meaning of Section 162(m).

(f)           “Company” means Oclaro, Inc. or any of its subsidiaries (as such term is defined in Code Section 424(f)).

(g)           “Fiscal Year” means a fiscal year of the Company.

(h)          “Maximum Award” means, as to any Participant for any Performance Period, the maximum award that may be granted to the Participant under the Plan.  In no event may the Maximum Award exceed $2 million multiplied by the number of complete Fiscal Years contained within the Performance Period, or, for any Performance Period of less than one complete Fiscal Year, $2 million.

(i)           “Participant” means an eligible executive or member of senior management of the Company selected by the Committee, in its sole discretion, to participate in the Plan for a Performance Period.

(j)           “Payout Determination Date” means the date upon which the Committee determines the amounts payable pursuant to the Target Award and the Payout Formula with respect to any previously completed Performance Period, in accordance with Section 8(a).

(k)          “Payout Formula” means, as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 7 in order to determine the Awards (if any) to be paid to Participants, which is generally expressed as a percentage (which may be more than 100%) of the Target Award. The formula or matrix may differ from Participant to Participant.

(l)           “Performance-Based Compensation” means compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m).

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(m)         “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures:

·                  growth in revenue or product revenue;

·                  growth in the market price of stock;

·                  operating margin;

·                  margin, including gross margin;

·                  operating income;

·                  operating income after taxes;

·                  operating profit or net operating profit;

·                  pre-tax profit;

·                  earnings before interest, taxes and depreciation;

·                  earnings before interest, taxes, depreciation and amortization;

·                  income, before or after taxes (including net income);

·                  total return on shares of stock or total stockholder return;

·                  earnings, including but not limited to earnings per share and net earnings;

·                  return on stockholder equity or average stockholder’s equity;

·                  return on net assets;

·                  return on assets, investment or capital employed;

·                  expenses;

·                  cost targets, reductions or savings, productivity or efficiencies;

·                  return on capital;

·                  economic value added;

·                  market share;

·                  operating cash flow;

·                  cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization;

·                  cash flow per share;

·                  improvement in or attainment of working capital levels;

·                  debt reduction;

·                  debt levels;

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·                  capital expenditures;

·                  sales or revenue targets, including product or product family targets;

·                  billings;

·                  workforce diversity;

·                  customer satisfaction;

·                  implementation or completion of projects or processes;

·                  improvement in or attainment of working capital levels;

·                  strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, financial management, project management, supervision of litigation, information technology, or goals relating to mergers and acquisitions, divestitures, joint ventures or similar transactions and integration of acquired companies;

·                  operational criteria, consisting of one of more of objectives based on yield improvement, scrape reduction and cycle time reductions;

·                  stockholders’ equity; and

·                  other measures of performance selected by the Committee to the extent consistent with Section 162(m).

The Performance Goals may be based on (i) absolute target values, (ii) growth, maintenance or limiting losses, as compared to a prior period, or (iii) values relative to the performance of one or more comparable companies or to the performance of one or more relevant indices. The Performance Goals may be measured on a Company-wide basis or solely with respect to one or more business units, divisions, affiliates, or business segments.  The Performance Goals may differ from Participant to Participant and from Award to Award.

In establishing a Performance Goal on the Target Determination Date, the Committee shall define, in an objective fashion, the manner of calculating the Performance Goal it selects to use for such Performance Period.  The Performance Goals shall be determined in accordance with United States generally accepted accounting principles (“GAAP”), unless the Committee determines that a non-GAAP measure can and will be used (in a manner that complies with Section 162(m), in the case of Awards intended to qualify as Performance-Based Compensation).   The Committee may provide that the attainment of the Performance Goal shall be measured by appropriately adjusting the evaluation of Performance Goal performance as follows:

·                  to include or exclude restructuring and/or other nonrecurring charges;

·                  to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals;

·                  to include or exclude the effects of changes to GAAP required by the Financial Accounting Standards Board;

·                  to include or exclude the effects of any statutory adjustments to corporate tax rates;

·                  to include or exclude the effects of any “extraordinary items” as determined under GAAP;

·                  to include or exclude the effect of payment of the bonuses under this Plan and any other bonus plans of the Company;

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·                  to include or exclude the effect of stock based compensation and/or deferred compensation;

·                  to include or exclude any other unusual, non-recurring gain or loss or other extraordinary item;

·                  to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development;

·                  to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions;

·                  to include or exclude the effects of divestitures, acquisitions or joint ventures;

·                  to include or exclude the effects of discontinued operations that do not qualify as a segment of a business unit under GAAP;

·                  to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture;

·                  to include or exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends;

·                  to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code);

·                  to reflect any partial or complete corporate liquidation;

·                  to reflect shippable backlog; and

·                  to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology.

The amount of any adjustment made pursuant to the prior sentence shall be determined in accordance with GAAP, unless the Committee determines that a non-GAAP adjustment can and will be used (in a manner that complies with Section 162(m), in the case of Awards intended to qualify as Performance-Based Compensation).

(n)          “Performance Period” means any Fiscal Year or such other period as determined by the Committee in its sole discretion.

(o)          “Plan” means this Oclaro, Inc. Amended and Restated Variable Pay Plan.

(p)          “Plan Year” means the Company’s fiscal year.

(q)          “Section 162(m)” means Section 162(m) of the Code, or any successor to Section 162(m), as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

(r)           “Target Award’ means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of Participant’s Base Salary (or any other measure of the Participant’s base salary determined by the Committee) or a specific dollar amount, as determined by the Committee in accordance with Section 6.

(s)           “Target Determination Cutoff Date” means the latest possible date that will not jeopardize a Target Award’s qualification as Performance-Based Compensation.

(t)           “Target Determination Date” means the date or dates upon which the Committee sets the Target Award and Payout Formula with respect to any Performance Period, in accordance with Section 7.

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(u)           “Threshold Award” means the minimum award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of Participant’s Base Salary (or any other measure of the Participant’s base salary determined by the Committee) or a specific dollar amount, as determined by the Committee in accordance with Section 6.

3.             Plan Administration.

(a)          The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. Except as required for compliance with applicable law (including Section 162(m), in the case of Awards intended to qualify as Performance-Based Compensation), the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan (and Section 162(m), in the case of compensation intended to qualify as Performance-Based Compensation):

(i)           discretionary authority to adopt Target Awards and Payout Formulae under this Plan for a given Performance Period on or prior to the Target Determination Cutoff Date;

(ii)          discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility and the amount, manner and time of payment of any Awards hereunder;

(iii)         to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and

(iv)         to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.

(b)          Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

4.             Eligibility.   The employees eligible to participate in the Plan for a given Performance Period shall be determined by the Committee, and are generally expected to include executive officers of the Company who are subject to Section 16 of the Securities and Exchange Act of 1934 and any other members of senior management of the Company who are specifically designated by the Committee, in its sole discretion, for participation in the Plan. To the extent the Committee intends an Award to qualify as Performance-Based Compensation, unless specifically excepted under terms that are consistent with Section 162(m), a Participant must be actively employed on the last day of the Performance Period through the Payout Determination Date to be eligible to receive a payment hereunder. No person shall be automatically entitled to participate in the Plan.

5.             Performance Goal Determination.   To the extent the Committee intends an Award to qualify as Performance-Based Compensation, on the Target Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period, such Performance Goals shall be set forth in writing on or prior to the Target Determination Cutoff Date, and the achievement of such Performance Goals shall be substantially uncertain at such time.

6.             Target Award Determination.   To the extent the Committee intends an Award to qualify as Performance-Based Compensation, on the Target Determination Date, the Committee, in its sole discretion, shall establish a Target Award and a Maximum Award for each Participant, and each Participant’s Target Award and Maximum Award (and any Threshold Award, as applicable) shall be set forth in writing on or prior to the Target Determination Cutoff Date.

7.             Determination of Payout Formula.   To the extent the Committee intends an Award to qualify as Performance-Based Compensation, on the Target Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula for purposes of determining the Award (if any) payable to each Participant. Each Payout Formula (a) shall be set forth in writing on or prior to the Target Determination Cutoff Date, (b) shall provide for the payment of a Participant’s Award if the Performance Goals for the Performance Period are achieved, and (c) may provide for an Award payment greater than or less than the Participant’s Target Award, depending upon the extent to which the Performance Goals are achieved.

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8.             Payout Determination; Award Payment.

(a)          Payout Determination and Certification.   To the extent the Committee intends an Award to qualify as Performance-Based Compensation, on the Payout Determination Date, the Committee shall certify in writing (which may be by approval of the minutes from the meeting in which the certification was made or by a written certification signed by a duly authorized officer of the Company who attended the Committee meeting of the certifications made by the Committee in its meeting) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Award payable to any Participant below that which otherwise would be payable under the Payout Formula. To the extent an Award is not intended to comply with Section 162(m) or as otherwise permitted under Section 162(m), the final determination of earned amounts may take into account other factors and criteria as determined in the sole discretion of the Committee.

(b)          Right to Receive Payment.   Each Award under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

(c)           Form of Distributions.   The Company shall distribute all Awards to the Participant in cash or another form of compensation as determined in the sole discretion of the Committee.  All payments under this Plan will be subject to applicable tax withholdings.

(d)          Timing of Distributions.   Subject to Section 8(e) below, the Company shall distribute amounts payable to Participants as soon as is practicable following the determination and written certification of the Award for a Performance Period, but in no event later than March 15 of the year following the year of performance so that all such payments comply with Treasury Regulation Section 1.409A-1(b)(4).

(e)           Deferral.   The Committee may defer payment of Awards, or any portion thereof, to Participants as the Committee, in its discretion, determines to be necessary or desirable (including to preserve the deductibility of such amounts under Section 162(m), in the case of Awards intended to qualify as Performance-Based Compensation). In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

9.            Effective Date.   The Plan shall become effective on July 3, 2016.

10.          Amendment and Termination of the Plan.   The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including adopting amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder. However, with respect to Awards intend to qualify as Performance-Based Compensation, no amendment, alteration, suspension or discontinuation shall be made which would (i) increase the amount of compensation payable pursuant to such Award in a manner prohibited by Section 162(m) or (ii) cause compensation that is, or may become, payable hereunder to any “covered employee” to fail to qualify as Performance-Based Compensation. To the extent necessary or advisable under applicable law (including Section 162(m), in the case of Awards intended to qualify as Performance-Based Compensation) , Plan amendments shall be subject to stockholder approval. At no time before the actual distribution of funds to Participants under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan except as otherwise stated in this Plan.

11.          Bifurcation of the Plan for Awards intended to qualify as Performance-Based Compensation.   To the extent the Committee intends an Award to qualify as Performance-Based Compensation, it is the intent of the Company that the Plan, and all payments made hereunder, satisfy and be interpreted in a manner that, in the case of Participants who are persons whose compensation is subject to the limitations on deductibility of compensation provided under Section 162(m), qualify as Performance-Based Compensation under Section 162(m).  For such Awards, any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the requirements of Section 162(m) shall be disregarded.  However, notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any payment intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to the limitations on deductibility of compensation provided under Section 162(m).

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12.          No Guarantee of Employment.  The Plan is intended to provide a financial incentive to Participants and is not intended to confer any rights to continued employment upon Participants whose employment will remain at-will and subject to termination by either the Company or Participant at any time, with or without cause or notice

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OCLARO, INC.
ATTN: STOCKHOLDER ADMINISTRATION
2560 JUNCTION AVENUE
SAN JOSE, CA 95134

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M96176-P69614 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

OCLARO, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect two Class II directors to serve three-year terms and until their successors are duly elected and qualified or until their earlier resignation or removal;	☐	☐	☐

Nominees:

01) Marissa Peterson
02) Greg Dougherty

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, 6 and 7:

NOTE: At the recommendation of the Board of Directors, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

M96177-P69614

OCLARO, INC.
Annual Meeting of Stockholders
November 10, 2015 8:00 a.m., Local Time
This proxy is solicited by the Board of Directors of Oclaro, Inc. (the "Company")

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement thereof and revoking all prior proxies, hereby appoints Greg Dougherty, Peter Mangan and David Teichmann (each with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on November 10, 2015 at the Company's headquarters, 2560 Junction Avenue, San Jose, California, and any adjourned or postponed session thereof, and vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present thereat.

Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually. Unless voting these shares by the Internet or telephone, please vote, date and sign on the reverse side and return promptly in the enclosed postage pre-paid envelope. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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